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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-161594

CALCULATION OF REGISTRATION FEE CHART

Title of Each Class of Securities Offered	Maximum Amount to be Registered	Maximum Offering Price per Unit	Maximum Aggregate Offering Price	Amount of registration fee(1)

7.125% Series D Cumulative Redeemable Preferred Shares	12,650,000	$25.00	$316,250,000	$36,242.25

Common Shares of Beneficial Interest	25,932,500(2)

(1)
Calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, and reflects the potential additional issuance of preferred shares pursuant to an overallotment option. No additional consideration will be provided in connection with any conversion of the preferred shares into common shares of beneficial interest.

(2)
The number of common shares of beneficial interest registered is based on the share cap described in the prospectus supplement and the maximum number of preferred shares that may be issued assuming the full exercise of the overallotment option.

PROSPECTUS SUPPLEMENT

(To prospectus dated August 28, 2009)

11,000,000 Shares

Hospitality Properties Trust

7.125% Series D Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

          We are offering 11,000,000 shares of our 7.125% Series D Cumulative Redeemable Preferred Shares, which we refer to in this prospectus supplement as our Series D Preferred Shares. We will pay cumulative distributions on the Series D Preferred Shares in the amount of $1.78125 per share each year, which is the equivalent of 7.125% of the $25.00 liquidation preference per share. Distributions on the Series D Preferred Shares sold in this offering will be payable quarterly in arrears, on the 15th day of January, April, July and October of each year, beginning April 15, 2012.

          Generally, we are not allowed to redeem the Series D Preferred Shares until January 15, 2017. On and after January 15, 2017, we may, at our option, redeem the Series D Preferred Shares, in whole or from time to time in part, for cash at a redemption price of $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. In addition, upon the occurrence of a change of control the result of which our common shares of beneficial interest, par value $0.01 per share, or our common shares, and the common securities of the acquiring or surviving entity (or American Depositary Receipts, or ADRs, representing such securities) are not listed on the New York Stock Exchange, or the NYSE, the NYSE Amex Equities, or the NYSE Amex, or the NASDAQ Stock Market, or NASDAQ, or listed or quoted on a successor exchange or quotation system, we may, at our option, redeem the Series D Preferred Shares, in whole or in part and within 120 days after the first date on which such change of control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. If we exercise any of our redemption rights relating to the Series D Preferred Shares, the holders of Series D Preferred Shares will not have the conversion right described below. The Series D Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed or repurchased by us or converted in connection with a change of control by the holders of Series D Preferred Shares.

          Upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on a successor exchange or quotation system, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date (as defined herein), we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share to be converted equal to the lesser of:

  •
  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Share distribution payment and prior to the corresponding Series D Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price (as defined herein); and

  •
  2.0500, or the Share Cap, subject to certain adjustments;

subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

          The Series D Preferred Shares will rank on parity with our 8.875% Series B Cumulative Redeemable Preferred Shares, our 7% Series C Cumulative Redeemable Preferred Shares and any other series or class of our shares which we may hereafter issue ranking on parity with the Series D Preferred Shares.

          Holders of our Series D Preferred Shares will generally have no voting rights except for limited voting rights if we fail to pay distributions for six or more quarterly periods (whether or not consecutive) and in certain other events. There are restrictions on ownership and transfer of the Series D Preferred Shares intended to, among other purposes, assist us in maintaining our qualification as a real estate investment trust for U.S. federal income tax purposes.

          We will file an application to list the Series D Preferred Shares on the NYSE under the symbol "HPT PR D". If that application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series D Preferred Shares.

          Investing in the Series D Preferred Shares involves risks that are described in the section of this prospectus supplement entitled "Risk Factors" beginning on page S-9 and the "Risk Factors" section of our Annual Report on Form 10-K for the year ended December 31, 2010, or our Annual Report, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, or our September 2011 Quarterly Report.

	Per Share	Total
Public offering price(1)	$25.0000	$275,000,000
Underwriting discount	$.7875	$8,662,500
Proceeds, before expenses, to Hospitality Properties Trust	$24.2125	$266,337,500

(1)
Plus accrued distributions, if any, from date of original issuance.

          The underwriters may also purchase from us up to an additional 1,650,000 Series D Preferred Shares, at the public offering price, less the underwriting discount payable by us, within 30 days from the date of this prospectus supplement to cover overallotments, if any.

          Neither the Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

          The underwriters expect to deliver the Series D Preferred Shares on or about January 19, 2012.

Joint Book-Running Managers
Wells Fargo Securities	Citigroup	Morgan Stanley
UBS Investment Bank	RBC Capital Markets
Joint Lead Managers
BB&T Capital Markets	Morgan Keegan

The date of this prospectus supplement is January 13, 2012.

Prospectus Supplement

        In this prospectus supplement, the terms "HPT", "we", "our" and "us" refer to Hospitality Properties Trust and its consolidated subsidiaries unless otherwise noted to exclude consolidated subsidiaries.

        This prospectus supplement contains the terms of this offering. A description of our shares of beneficial interest is set forth in the accompanying prospectus under the heading "Description of Shares of Beneficial Interest." This prospectus supplement, or the information incorporated by reference herein, may add, update or change information in the accompanying prospectus (or the information incorporated by reference therein). If information in this prospectus supplement, or the information incorporated by reference herein, is inconsistent with the accompanying prospectus (or the information incorporated by reference therein), this prospectus supplement (or the information incorporated by reference herein) will apply and will supersede that information in the accompanying prospectus (or the information incorporated by reference therein). References to the "prospectus" are

i

to this prospectus supplement, together with the accompanying prospectus, and the information incorporated by reference in each.

        It is important for you to read and consider all information contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein in making your investment decision. You should also read and consider the information in the documents to which we have referred you in "Where You Can Find More Information" in this prospectus supplement and the accompanying prospectus.

        You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the underwriters have not, authorized any person to provide you with different information. If anyone provides you with different or additional information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference, is accurate only as of their respective dates or such other dates specified therein. Our business, financial condition, results of operations and prospects may have changed since those dates.

ii

SUMMARY

        The information below is only a summary of more detailed information included elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated herein by reference. This summary does not contain all of the information that is important to you or that you should consider before investing in the Series D Preferred Shares. As a result, you should read this entire prospectus supplement and the accompanying prospectus, as well as the information incorporated herein by reference, carefully.

The Company

        We are a real estate investment trust, or REIT. Currently, we own 288 hotels and 185 travel centers located in 44 states, Puerto Rico and Canada in which we have invested approximately $6.7 billion. Our business strategy is to acquire real estate used in hospitality industries and enter leases and management contracts with experienced operators which generate rents or returns which exceed our cost of capital.

        The following chart and table show the amounts we had invested in our properties by operator and by brand as of December 31, 2011:

Investments by Operator

Operator and Brand	% of investment
TravelCenters of America LLC
Includes TravelCenters of America and Petro Stopping Centers travel centers	39%
InterContinental Hotels Group plc
Includes InterContinental, Candlewood Suites, Crowne Plaza, Holiday Inn and Staybridge Suites hotels	27%
Marriott International, Inc.
Includes Marriott, Residence Inn, Courtyard, TownPlace Suites and Springhill Suites hotels	26%
Hyatt Hotels Corporation
Includes Hyatt Place hotels	5%
Carlson Hotels Worldwide
Includes Country Inn & Suites, Park Plaza and Radisson hotels	3%

Total	100%

Principal Place of Business

        We are organized as a Maryland real estate investment trust. Our principal executive offices are located at Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts 02458-1634, and our telephone number is (617) 964-8389.

The Offering

        The following is a summary of certain terms of this offering. For a more complete description of the terms of the Series D Preferred Shares, see "Description of the Series D Preferred Shares" in this prospectus supplement and "Description of Shares of Beneficial Interest—Preferred Shares" in the accompanying prospectus.

Issuer	Hospitality Properties Trust
Securities Offered

11,000,000 shares of our 7.125% Series D Cumulative Redeemable Preferred Shares. The underwriters have an option to purchase up to an additional 1,650,000 Series D Preferred Shares from us to cover overallotments, if any.

Distributions

Investors will be entitled to receive cumulative cash distributions on the Series D Preferred Shares at a rate of 7.125% per year of the $25.00 per share liquidation preference (equivalent to $1.78125 per year per share). Distributions on the Series D Preferred Shares will be payable quarterly in arrears on the 15th day of each January, April, July and October, beginning on April 15, 2012. Distributions on the Series D Preferred Shares will be cumulative from the date of original issuance, which is expected to be January 19, 2012.

Optional Redemption

We may not redeem the Series D Preferred Shares prior to January 15, 2017, except as described below under "Special Optional Redemption" and in limited circumstances relating to our continuing qualification as a REIT. On and after January 15, 2017, we may, at our option, redeem all, or from time to time, some of the Series D Preferred Shares, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption.

Special Optional Redemption

Upon the occurrence of a Change of Control (as defined herein), we may, at our option, redeem the Series D Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. If, prior to the Change of Control Conversion Date, we exercise any of our redemption rights relating to the Series D Preferred Shares (whether our optional redemption right or our special optional redemption right), the holders of Series D Preferred Shares will not have the conversion right described below.

A "Change of Control" is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

•

the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of our shares entitling that person to exercise more than 50% of the total voting power of our shares entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

•

following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of the Series D Preferred Shares held by such holder on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share to be converted equal to the lesser of:

•

the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Share distribution payment and prior to the corresponding Series D Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price; and

• 2.0500 (i.e., the Share Cap), subject to certain adjustments;
subject, in each case, to provisions for the receipt of alternative consideration as described in this prospectus supplement.

If, prior to the Change of Control Conversion Date, we have provided or provide a redemption notice, whether pursuant to our special optional redemption right in connection with a Change of Control or our optional redemption right, holders of Series D Preferred Shares will not have any right to convert the Series D Preferred Shares in connection with the Change of Control Conversion Right and any Series D Preferred Shares subsequently selected for redemption that have been tendered for conversion will be redeemed on the related date of redemption instead of converted on the Change of Control Conversion Date.

For definitions of "Change of Control Conversion Right," "Change of Control Conversion Date" and "Common Share Price" and for a description of the adjustments and provisions for the receipt of alternative consideration that may be applicable to the Change of Control Conversion Right, see "Description of the Series D Preferred Shares—Conversion Rights."

Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.
No Maturity

The Series D Preferred Shares have no maturity date, and we are not required to redeem or repurchase the Series D Preferred Shares. In addition, we are not required to set aside funds to redeem the Series D Preferred Shares. Accordingly, the Series D Preferred Shares will remain outstanding indefinitely unless we decide to redeem or repurchase them or, under circumstances where the holders of Series D Preferred Shares have a conversion right, the holders of Series D Preferred Shares decide to convert them.

Liquidation Preference

If we liquidate, dissolve or wind up, holders of the Series D Preferred Shares will have the right to receive $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to but excluding the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series D Preferred Shares as to rights upon our liquidation, dissolution or winding up.

Ranking	The Series D Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

•

senior to our common shares and to any other of our equity securities that by their terms rank junior to the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up;

•

on a parity with our 8.875% Series B Cumulative Redeemable Preferred Shares, or Series B Preferred Shares, and our 7% Series C Cumulative Redeemable Preferred Shares, or Series C Preferred Shares, and with other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up; and

•

junior to any equity securities that we may later authorize or issue and that by their terms rank senior to the Series D Preferred Shares with respect to distribution rights or payments upon our liquidation, dissolution or winding up.

Voting Rights

Holders of the Series D Preferred Shares generally have no voting rights. However, if we do not pay distributions on our Series D Preferred Shares for six or more quarterly periods (whether or not consecutive), the holders of the Series D Preferred Shares, voting together with the holders of any other series of our preferred shares which have similar voting rights, including our Series B Preferred Shares and our Series C Preferred Shares, will be entitled to vote for the election of two additional trustees to serve on our board of trustees until we pay all distributions which we owe on these preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares is required for us to authorize, create or increase the number of capital shares ranking senior to the Series D Preferred Shares or to amend our declaration of trust in a manner that materially and adversely affects the rights of the holders of the Series D Preferred Shares. Among other things, we may, without any vote of the holders of the Series D Preferred Shares, issue additional Series D Preferred Shares and shares on a parity with the Series D Preferred Shares.

Listing

We will file an application to list the Series D Preferred Shares on the NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series D Preferred Shares.

Restrictions on Ownership and Transfer

Our declaration of trust, the articles supplementary establishing the Series D Preferred Shares and our bylaws contain provisions that limit to 9.8% the percentage ownership of our equity in the aggregate and by series, including our common shares and the Series D Preferred Shares, by any one person or group of affiliated persons. Subject to certain conditions, our board of trustees may waive this ownership limit. These provisions may limit the ability of the holders of Series D Preferred Shares to convert their Series D Preferred Shares into common shares. We may prevent any proposed transfer of our shares, including our common shares and the Series D Preferred Shares, or issuance of shares to a person, if such transfer or issuance would jeopardize our status as a REIT or result in ownership in excess of the ownership limit. Similarly, we have the right to purchase or redeem any shares, including our common shares and the Series D Preferred Shares, that jeopardize our status as a REIT or exceed the ownership limit, and our board of trustees may elect to treat any such shares as having been transferred to a trust for the benefit of a charitable beneficiary, and then sold, with any profit being paid to the charitable beneficiary. Any transfer of shares that would result in our disqualification as a REIT or in a person's exceeding the ownership limit which is not waived by our board of trustees is deemed void as of the date of such transfer.

Use of Proceeds

We estimate that our net proceeds from this offering (assuming no exercise of the underwriters' overallotment option) will be $265.8 million after deducting the underwriting discount and other estimated expenses of the offering payable by us. We expect to use the net proceeds from this offering to redeem all of our outstanding Series B Preferred Shares, to reduce amounts outstanding under our revolving credit facility and for general business purposes, which may include funding potential future acquisitions. As of January 11, 2012, the interest rate on our revolving credit facility was 1.60% per annum and its outstanding balance was $157 million.

Conflicts of Interest

As described in "Use of Proceeds," we expect to use a portion of the net proceeds from this offering to reduce amounts outstanding under our revolving credit facility. Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to reduce amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

Settlement Date	The Series D Preferred Shares will be delivered through the facilities of The Depository Trust Company on or about January 19, 2012.

Risk Factors

See "Risk Factors" on page S-9 of this prospectus supplement and the "Risk Factors" section of our Annual Report and our September 2011 Quarterly Report to read about certain risks you should consider before buying the Series D Preferred Shares.

RISK FACTORS

        Our business faces many risks, a number of which are described below and in our filings with the SEC, including the risks described under "Risk Factors" in our Annual Report and our September 2011 Quarterly Report. The risks so described may not be the only risks we face. Additional risks that we do not yet know of, or that we currently think are immaterial, may also impair our business operations or financial results. If any of the events or circumstances described in the risk factors contained in our Annual Report, our September 2011 Quarterly Report or described below occurs, our business, financial condition or results of operations could suffer, our ability to make or sustain distributions on the Series D Preferred Shares could be impaired and the trading price of our securities could decline. Investors and prospective investors should consider the risks described in our Annual Report, our September 2011 Quarterly Report and below and the information contained in this prospectus supplement under the heading "Warning Concerning Forward Looking Statements" before deciding whether to invest in the Series D Preferred Shares offered hereby.

The Series D Preferred Shares are subordinated to existing and future debt; there are no restrictions on issuance of parity preferred securities.

        Payment of amounts due on the Series D Preferred Shares will be subordinated to all of our existing and future debt and will be structurally subordinated to all the obligations of our subsidiaries. As of September 30, 2011, there were 3,450,000 shares of our Series B Preferred Shares and 12,700,000 of our Series C Preferred Shares outstanding, both of which rank on a parity with the Series D Preferred Shares with respect to the payment of distributions and the distribution of assets upon liquidation, dissolution or winding up. In addition, we may issue additional Series D Preferred Shares and/or shares of another class or series of preferred shares ranking on a parity with (or, upon the affirmative vote of holders of at least two-thirds of the Series D Preferred Shares and certain other series of our preferred shares, senior to) the Series D Preferred Shares. These factors may affect the trading prices for the Series D Preferred Shares and our ability to pay distributions on the Series D Preferred Shares.

An active trading market for the Series D Preferred Shares may not develop.

        Because the Series D Preferred Shares do not have a maturity date, investors seeking liquidity will be limited to selling their Series D Preferred Shares in the secondary market. The Series D Preferred Shares are a new issue of securities for which there is currently no public market. Although we will apply to list the Series D Preferred Shares on the NYSE, we cannot assure you that the application will be approved or that an active or sustained trading market for the Series D Preferred Shares will develop, be sustained or that the holders will be able to sell their Series D Preferred Shares. Moreover, even if you are able to sell your Series D Preferred Shares, we cannot assure you as to the price at which any sales will be made. Future trading prices of the Series D Preferred Shares will depend on many factors, including, among other things, prevailing interest rates, our operating results, the market for similar securities, investors' perception of us, our issuance of additional preferred equity or indebtedness and general economic, industry, interest rate and market conditions. We have been advised by the underwriters that they intend to make a market in the Series D Preferred Shares, but they are not obligated to do so and may discontinue market-making at any time without notice.

The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series D Preferred Shares may make it more difficult for a party to take us over or discourage a party from taking us over.

        Upon the occurrence of a change of control the result of which our common shares and the common securities of the acquiring or surviving entity (or ADRs representing such securities) are not listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ, holders of the Series D Preferred Shares will have the right (unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares) to convert some or all of their Series D Preferred Shares into our common shares (or equivalent value of alternative consideration) and under these circumstances we will also have a special optional redemption right to redeem the Series D Preferred Shares. See "Description of the Series D Preferred Shares—Conversion Rights" and "—Special Optional Redemption." Upon such a conversion, the holders will be limited to a maximum number of our common shares equal to the Share Cap multiplied by the number of Series D Preferred Shares converted. If the Common Share Price is less than $12.195 (which is approximately 50% of the per-share closing sale price of our common shares on January 12, 2012), subject to adjustment, the holders will receive a maximum of 2.0500 of our common shares per Series D Preferred Share, which may result in a holder receiving value that is less than the liquidation preference of the Series D Preferred Shares. In addition, those features of the Series D Preferred Shares may have the effect of inhibiting a third party from making an acquisition proposal for us or of delaying, deferring or preventing a change of control of us under circumstances that otherwise could provide the holders of our common shares and Series D Preferred Shares with the opportunity to realize a premium over the then-current market price or that shareholders may otherwise believe is in their best interests.

One of the two rating agencies that currently rate our preferred shares rates such securities below investment grade.

        Securities, including preferred shares, that are rated below investment grade may be subject to greater price volatility than similar securities that are rated investment grade or issued by an investment grade-rated issuer. Furthermore, increases in leverage or deteriorating outlooks for an issuer, or volatile markets, could lead to a significant deterioration in market prices of below-investment grade rated securities.

The properties relating to certain of our management agreements and leases are not generating sufficient cash flows to meet the minimum amounts contractually due to us under the agreements.

        Certain of our management agreements and leases are generating cash flows that are less than the minimum amounts contractually required to be paid to us, and we have been utilizing the security features in these agreements (e.g. security deposits and guarantees) to cover these shortfalls. However, several of the guarantees and all of the security deposits we hold are for limited amounts and may be exhausted, especially if the U.S. economy does not fully recover from the recent recession in a reasonable time period of time. The security deposit relating to 71 hotels that we lease to Marriott has been exhausted, and we are relying on a limited guaranty, pursuant to which Marriott guarantees 90% of the minimum returns due to us under this agreement (subject to a limit on total payments by Marriott to us of $40 million and an expiration date of the guarantee on December 31, 2017). Accordingly, the effectiveness of our various security features to provide uninterrupted payments to us is not assured. If any of our property operators, tenants or guarantors default in their payment obligations to us, our cash flows will decline, our ability to make or sustain distributions on our Series D Preferred Shares could be materially and adversely affected and the trading price of our Series D Preferred Shares could decline. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Overview," "—Liquidity and Capital Resources," "—Management Agreements, Leases and Operating Statistics" and "Risk Factors—Certain Managers and Tenants have failed to pay the full amounts due to us and the security deposits applied will not provide cash flow to us" in our September 2011 Quarterly Report.

USE OF PROCEEDS

        We estimate that the net proceeds from this offering will be $265.8 million after deducting the underwriting discount and other estimated offering expenses payable by us (approximately $305.8 million if the underwriters' overallotment option is exercised in full). We expect to use the net proceeds from this offering to redeem all of our outstanding Series B Preferred Shares, to reduce amounts outstanding under our revolving credit facility and for general business purposes, which may include funding potential future acquisitions. Our credit facility bears interest at LIBOR plus a spread and matures in September 2015. As of January 11, 2012, the interest rate on our revolving credit facility was 1.60% per annum and its outstanding balance was $157 million. Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to reduce amounts outstanding thereunder. See "Underwriting (Conflicts of Interest)—Conflicts of Interest."

RATIOS OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DISTRIBUTIONS

        The following table sets forth our consolidated ratios of earnings to combined fixed charges and preferred distributions for the periods shown.

	Nine Months Ended September 30,		Year Ended December 31,
	2011	2010	2010		2009	2008	2007	2006
Consolidated ratio of earnings to combined fixed charges and preferred distributions	2.06x	1.72x	0.95x	(1)	1.94x	1.51x	2.11x	2.67x

(1)
The deficiency for this period was approximately $8.53 million.

        For purposes of calculating the ratios above, earnings have been calculated by adding fixed charges and preferred distributions to income before extraordinary items. Fixed charges consist of interest costs including amortization of deferred financing costs. The ratios of earnings to combined fixed charges and preferred distributions were computed by dividing our earnings by fixed charges and preferred distributions.

DESCRIPTION OF THE SERIES D PREFERRED SHARES

        This description of the Series D Preferred Shares supplements, and to the extent inconsistent therewith, supersedes, the description of the general terms and provisions of our shares of beneficial interest, including preferred shares, in the accompanying prospectus. You should consult that general description for further information.

General

        We are currently authorized to issue up to 100,000,000 preferred shares in one or more series. Our declaration of trust and Maryland law allow our board of trustees to increase the authorized number of our preferred shares without shareholder approval. Each series of our preferred shares has the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as Maryland law permits and our board of trustees determines by adoption of applicable articles supplementary to our declaration of trust. As of September 30, 2011, there were 3,450,000 shares of our Series B Preferred Shares outstanding (liquidation preference $25.00 per share) and 12,700,000 of our Series C Preferred Shares outstanding (liquidation preference $25.00 per share), the holders of which have rights substantially similar to the rights of holders of the Series D Preferred Shares offered hereby, except as to the distribution rate, distribution payment dates and the date after which they may be redeemed and except for the special optional redemption provisions and the conversion rights of the Series D Preferred Shares.

        Prior to completing this offering, we will adopt articles supplementary for the Series D Preferred Shares. You may obtain a complete copy of the articles supplementary designating the terms of the Series D Preferred Shares by contacting us. In connection with this offering, we will file a copy of the articles supplementary with the SEC. The articles supplementary will initially authorize 12,650,000 Series D Preferred Shares. Our board of trustees may authorize additional Series D Preferred Shares from time to time.

        The transfer agent, registrar and distribution disbursing agent for the Series D Preferred Shares is Wells Fargo Bank, N.A.

        We will file an application to list the Series D Preferred Shares on the NYSE under the symbol "HPT PR D". If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to begin within 30 days after the date of initial delivery of the Series D Preferred Shares.

        We expect the Series D Preferred Shares initially will be issued in uncertificated, book-entry form.

Distributions

        Holders of the Series D Preferred Shares will be entitled to receive, when and as authorized by our board of trustees and declared by us, out of funds legally available for the payment of distributions, cumulative cash distributions at the rate of 7.125% of the $25.00 per share liquidation preference per year (equivalent to $1.78125 per Series D Preferred Share per year). Distributions on the Series D Preferred Shares will accrue and be cumulative from the date of original issuance and will be payable quarterly in arrears on the 15th day of each January, April, July and October or, if not a business day, the next business day. The first distribution on the Series D Preferred Shares will be paid on April 15, 2012. Distributions payable on the Series D Preferred Shares for any partial period will be computed on the basis of a 360-day year consisting of twelve 30-day months. We will pay distributions to holders of record as they appear in our share records at the close of business on the applicable record date designated by our board of trustees for the payment of distributions that is not more than 60 nor less than 10 days prior to the distribution payment date.

        We will not authorize or pay any distributions on the Series D Preferred Shares or set aside funds for the payment of distributions if restricted or prohibited by law, or if the terms of any of our agreements, including agreements relating to our indebtedness or our other series of preferred shares, prohibit that authorization, payment or setting aside of funds or provide that the authorization, payment or setting aside of funds is a breach of or a default under that agreement. We are now, and may in the future become, a party to agreements which restrict or prevent the payment of distributions on, or the purchase or redemption of, shares. These restrictions may be indirect, such as covenants which require us to maintain specified levels of net worth or assets. We do not believe that these restrictions currently have any adverse impact on our ability to pay distributions on the Series D Preferred Shares.

        Notwithstanding the foregoing, distributions on the Series D Preferred Shares will accrue whether or not we have earnings, whether or not there are funds legally available for the payment of distributions and whether or not distributions are authorized. Accrued but unpaid distributions on the Series D Preferred Shares will not bear interest, and holders of the Series D Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above. All of our distributions on the Series D Preferred Shares, including any capital gain distributions, will be credited first to the earliest accrued and unpaid distribution due.

        We refer to our common shares or other shares, now or hereafter issued, that rank junior to the Series D Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up as our Junior Shares. We will not declare or pay any distributions, or set aside any funds for the payment of distributions, on our Junior Shares, or redeem or otherwise acquire our Junior Shares, unless we also have declared and either paid or set aside for payment the full cumulative distributions on the Series D Preferred Shares and on all our other series of shares ranking senior to or on a parity with the Series D Preferred Shares, for all past distribution periods. The preceding sentence does not prohibit:

  •
  distributions payable in Junior Shares or options, warrants or rights to subscribe for or purchase Junior Shares;

  •
  conversions into or exchange for Junior Shares;

  •
  pro rata offers to purchase or a concurrent redemption of all, or a pro rata portion of, the outstanding Series D Preferred Shares and any other class or series of shares ranking on a parity with Series D Preferred Shares with respect to distribution rights and rights upon our liquidation, dissolution or winding up; or

  •
  our redemption, purchase or other acquisition of shares under incentive, benefit or share purchase plans for officers, trustees or employees or others performing or providing similar services, for the purposes of enforcing restrictions upon ownership and transfer of our equity securities contained in our declaration of trust or bylaws for the purpose of preserving our status as a REIT or our redemption or other acquisition of rights issued under our shareholder rights plan or any successor plan we adopt.

If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current distribution period, before making distributions on or acquiring Junior Shares.

        Unless full distributions on the Series D Preferred Shares have been or are contemporaneously declared and either paid or set aside for payment for all past distribution periods, no distributions (other than in Junior Shares) shall be declared or paid or set aside for payment on any other class or series of shares ranking on a parity with the Series D Preferred Shares with respect to distribution rights. When distributions are not paid in full upon the Series D Preferred Shares and any other class or series of shares ranking on a parity with the Series D Preferred Shares with respect to distribution rights, including our Series B Preferred Shares and our Series C Preferred Shares, all distributions declared upon the Series D Preferred Shares and any other class or series of shares ranking on a parity with the Series D Preferred Shares with respect to distribution rights shall be allocated pro rata so that the amount of distributions declared per share on the Series D Preferred Shares and such other shares shall in all cases bear to each other the same ratio that the accrued distributions per share on the Series D Preferred Shares and such other shares bear to each other.

Redemption

        We may not redeem the Series D Preferred Shares prior to January 15, 2017, except as described below under "—Special Optional Redemption" and "—Restrictions on Ownership and Transfer." On and after January 15, 2017, at our option upon not less than 30 nor more than 60 days prior written notice, we may redeem the Series D Preferred Shares, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per share, plus all accrued and unpaid distributions to but excluding the date of redemption. Our optional redemption rights for preferred shares are exercisable separately within each of our series of preferred shares.

        We may give notice of redemption by mail to each holder of record of Series D Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of Series D Preferred Shares to be redeemed;

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  the place where the certificates, if any, for the Series D Preferred Shares are to be surrendered for payment; and

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  that distributions on the Series D Preferred Shares to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the Series D Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series D Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series D Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. Unless the full cumulative distributions on all Series D Preferred Shares for all past distribution periods have been paid or set aside, we generally may not redeem any Series D Preferred Shares unless we redeem all of the Series D Preferred Shares.

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series D Preferred Shares called for redemption, then, from and after the redemption date, those Series D Preferred Shares will be treated as no longer outstanding, no further distributions will accrue and all other rights of the holders of those Series D Preferred Shares will terminate. The holders of those Series D Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to but excluding the redemption date, without interest.

        The holders of Series D Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series D Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series D Preferred Shares between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Shares to be redeemed.

        The Series D Preferred Shares have no stated maturity and will not be subject to any sinking fund or mandatory redemption provisions.

        Subject to applicable law, we may purchase Series D Preferred Shares in the open market, by tender or by private agreement. Any Series D Preferred Shares that we reacquire will be returned to the status of authorized but unissued Series D Preferred Shares, unless determined otherwise by our board of trustees.

Special Optional Redemption

        Upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Shares, in whole or in part and within 120 days after the first date on which such Change of Control occurred, by paying $25.00 per share, plus any accrued and unpaid distributions to but excluding the date of redemption. If, prior to the Change of Control Conversion Date, we have provided or provide notice of redemption with respect to the Series D Preferred Shares (whether pursuant to our optional redemption right or our special optional redemption right), the holders of Series D Preferred Shares will not have the conversion right described below under "—Conversion Rights."

        We may give notice of redemption by mail to each holder of record of Series D Preferred Shares at the address shown on our share transfer books. A failure to give notice of redemption or any defect in the notice or in its mailing will not affect the validity of the redemption of any Series D Preferred Shares except as to the holder to whom notice was defective. Each notice will state the following:

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  the redemption date;

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  the redemption price;

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  the number of Series D Preferred Shares to be redeemed;

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  the place where the certificates, if any, for the Series D Preferred Shares are to be surrendered for payment;

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  that the Series D Preferred Shares are being redeemed pursuant to our special optional redemption right in connection with the occurrence of a Change of Control and a brief description of the transaction or transactions constituting such Change of Control;

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  that the holders of the Series D Preferred Shares to which the notice relates will not be able to tender such Series D Preferred Shares for conversion in connection with the Change of Control and each Series D Preferred Share tendered for conversion that is selected, prior to the Change of Control Conversion Date, for redemption will be redeemed on the related redemption date instead of converted on the Change of Control Conversion Date; and

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  that distributions on the Series D Preferred Shares to be redeemed will cease to accrue on the redemption date.

        If we redeem fewer than all of the Series D Preferred Shares, the notice of redemption mailed to each shareholder will also specify the number of Series D Preferred Shares that we will redeem from each shareholder. In this case, we will determine the number of Series D Preferred Shares to be redeemed on a pro rata basis, by lot or by any other equitable method we may choose. Unless the full cumulative distributions on all Series D Preferred Shares for all past distribution periods have been paid or set aside, we generally may not redeem any Series D Preferred Shares unless we redeem all of the Series D Preferred Shares.

        If we have given a notice of redemption and have set aside sufficient funds for the redemption in trust for the benefit of the holders of the Series D Preferred Shares called for redemption, then from and after the redemption date, those Series D Preferred Shares will be treated as no longer outstanding, no further distributions will accrue and all other rights of the holders of those Series D Preferred Shares will terminate. The holders of those Series D Preferred Shares will retain their right to receive the redemption price for their shares and any accrued and unpaid distributions to but excluding the redemption date, without interest.

        The holders of Series D Preferred Shares at the close of business on a distribution record date will be entitled to receive the distribution payable with respect to the Series D Preferred Shares on the corresponding payment date notwithstanding the redemption of the Series D Preferred Shares between such record date and the corresponding payment date. Except as provided above, we will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series D Preferred Shares to be redeemed.

        A "Change of Control" is when, after the original issuance of the Series D Preferred Shares, the following have occurred and are continuing:

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  the acquisition by any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of purchases, mergers or other acquisition transactions of shares of our company entitling that person to exercise more than 50% of the total voting power of all shares of our company entitled to vote generally in elections of trustees (except that such person will be deemed to have beneficial ownership of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition); and

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  following the closing of any transaction referred to in the bullet point above, neither we nor the acquiring or surviving entity has a class of common securities (or ADRs representing such securities) listed on the NYSE, the NYSE Amex or NASDAQ or listed or quoted on an exchange or quotation system that is a successor to the NYSE, the NYSE Amex or NASDAQ.

Conversion Rights

        Upon the occurrence of a Change of Control, each holder of Series D Preferred Shares will have the right, unless, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem the Series D Preferred Shares as described under "—Redemption" or "—Special Optional Redemption," to convert some or all of the Series D Preferred Shares held by such holder, or the Change of Control Conversion Right, on the Change of Control Conversion Date into a number of our common shares per Series D Preferred Share, or Common Share Conversion Consideration, equal to the lesser of:

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  the quotient obtained by dividing (i) the sum of the $25.00 liquidation preference plus the amount of any accrued and unpaid distributions to but excluding the Change of Control Conversion Date (unless the Change of Control Conversion Date is after a record date for a Series D Preferred Share distribution payment and prior to the corresponding Series D Preferred Share distribution payment date, in which case no additional amount for such accrued and unpaid distribution will be included in this sum) by (ii) the Common Share Price, or such quotient, the Conversion Rate; and

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  2.0500 (i.e., the Share Cap).

        The Share Cap is subject to pro rata adjustments for any share splits (including those effected pursuant to a distribution of our common shares), subdivisions or combinations, or in each case, a Share Split, with respect to our common shares as follows: the adjusted Share Cap as the result of a Share Split will be the number of our common shares that is equivalent to the product obtained by multiplying (i) the Share Cap in effect immediately prior to such Share Split by (ii) a fraction, the numerator of which is the number of our common shares outstanding after giving effect to such Share

Split and the denominator of which is the number of our common shares outstanding immediately prior to such Share Split.

        For the avoidance of doubt, subject to the immediately succeeding sentence, the aggregate number of our common shares (or equivalent Alternative Conversion Consideration (as defined herein), as applicable) issuable in connection with the exercise of the Change of Control Conversion Right will not exceed 22,500,000 common shares (or equivalent Alternative Conversion Consideration, as applicable), subject to increase to the extent the underwriters' overallotment option to purchase additional Series D Preferred Shares is exercised, not to exceed 25,932,500 common shares in total (or equivalent Alternative Conversion Consideration, as applicable), or the Exchange Cap. The Exchange Cap is subject to pro rata adjustments for any Share Splits on the same basis as the corresponding adjustment to the Share Cap.

        In the case of a Change of Control pursuant to which our common shares will be converted into cash, securities or other property or assets (including any combination thereof), or the Alternative Form Consideration, a holder of Series D Preferred Shares will receive upon conversion of such Series D Preferred Shares the kind and amount of Alternative Form Consideration which such holder would have owned or been entitled to receive upon the Change of Control had such holder held a number of our common shares equal to the Common Share Conversion Consideration immediately prior to the effective time of the Change of Control, or the Alternative Conversion Consideration. The Common Share Conversion Consideration or the Alternative Conversion Consideration, as may be applicable to a Change of Control, is collectively referred to in this prospectus supplement as the Conversion Consideration.

        If the holders of our common shares have the opportunity to elect the form of consideration to be received in the Change of Control, the consideration that the holders of the Series D Preferred Shares will receive will be the form and proportion of the aggregate consideration elected by the holders of our common shares who participate in the determination (based on the weighted average of elections) and will be subject to any limitations to which all holders of our common shares are subject, including, without limitation, pro rata reductions applicable to any portion of the consideration payable in the Change of Control.

        At our election, fractional common shares may be issued upon the conversion of the Series D Preferred Shares. If such election is not made, in lieu of fractional shares, we will pay the cash value of such fractional shares.

        Within 15 days following the occurrence of a Change of Control, we will provide to holders of Series D Preferred Shares a notice of occurrence of the Change of Control that describes the resulting Change of Control Conversion Right. This notice will state the following:

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  the events constituting the Change of Control;

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  the date of the Change of Control;

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  the last date on which the holders of Series D Preferred Shares may exercise their Change of Control Conversion Right;

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  the method and period for calculating the Common Share Price;

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  the Change of Control Conversion Date;

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  that if, prior to the Change of Control Conversion Date, we have provided or provide notice of our election to redeem all or any portion of the Series D Preferred Shares, holders will not be able to convert Series D Preferred Shares designated for redemption and such shares will be redeemed on the related redemption date, even if such shares have already been tendered for conversion pursuant to the Change of Control Conversion Right;

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  if applicable, the type and amount of Alternative Conversion Consideration entitled to be received per Series D Preferred Share;

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  the name and address of the paying agent and the conversion agent; and

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  the procedures that the holders of Series D Preferred Shares must follow to exercise the Change of Control Conversion Right.

        We will issue a press release for publication on the Dow Jones & Company, Inc., Business Wire, PR Newswire or Bloomberg Business News (or, if these organizations are not in existence at the time of issuance of the press release, such other news or press organization as is reasonably calculated to broadly disseminate the relevant information to the public), or post notice on our website, in any event prior to the opening of business on the first business day following any date on which we provide the notice described above to the holders of Series D Preferred Shares.

        To exercise the Change of Control Conversion Right, the holder of Series D Preferred Shares will be required to deliver, on or before the close of business on the Change of Control Conversion Date, the certificates, if any, evidencing Series D Preferred Shares to be converted, duly endorsed for transfer, together with a written conversion notice completed, to our transfer agent. The conversion notice must state:

  •
  the relevant Change of Control Conversion Date;

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  the number of Series D Preferred Shares to be converted; and

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  that the Series D Preferred Shares are to be converted pursuant to the applicable terms of the Series D Preferred Shares.

        The date the Series D Preferred Shares are to be converted, or the Change of Control Conversion Date, will be a business day that is no fewer than 20 days nor more than 35 days after the date on which we provide the notice described above to the holders of Series D Preferred Shares.

        The "Common Share Price" will be: (i) the amount of cash consideration per common share, if the consideration to be received in the Change of Control by the holders of our common shares is solely cash; and (ii) the average of the closing prices for our common shares on the NYSE for the ten consecutive trading days immediately preceding but excluding the effective date of the Change of Control, if the consideration to be received in the Change of Control by the holders of our common shares is other than solely cash.

        Holders of Series D Preferred Shares may withdraw any notice of exercise of a Change of Control Conversion Right (in whole or in part) by a written notice of withdrawal delivered to our transfer agent prior to the close of business on the business day prior to the Change of Control Conversion Date. The notice of withdrawal must state:

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  the number of withdrawn Series D Preferred Shares;

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  if certificated Series D Preferred Shares have been issued, the certificate numbers of the withdrawn Series D Preferred Shares; and

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  the number of Series D Preferred Shares, if any, which remain subject to the conversion notice.

        Notwithstanding the foregoing, if the Series D Preferred Shares are held in global form, the conversion notice and/or the notice of withdrawal, as applicable, must comply with applicable procedures of The Depository Trust Company.

        Series D Preferred Shares as to which the Change of Control Conversion Right has been properly exercised and for which the conversion notice has not been properly withdrawn will be converted into the applicable Conversion Consideration in accordance with the Change of Control Conversion Right on the Change of Control Conversion Date, unless prior to the Change of Control Conversion Date we have provided or provide notice of our election to redeem such Series D Preferred Shares, whether pursuant to our optional redemption right or our special optional redemption right. If we elect to redeem Series D Preferred Shares that would otherwise be converted into the applicable Conversion Consideration on a Change of Control Conversion Date, such Series D Preferred Shares will not be so converted and the holders of such shares will be entitled to receive on the applicable redemption date $25.00 per share, plus any accrued and unpaid distributions thereon to but excluding the redemption date. See "—Redemption," and "—Special Optional Redemption," above.

        We will deliver amounts owing upon conversion no later than the third business day following the Change of Control Conversion Date.

        In connection with the exercise of any Change of Control Conversion Right, we will comply with all federal and state securities laws and stock exchange rules in connection with any conversion of Series D Preferred Shares into our common shares. Notwithstanding any other provision of the Series D Preferred Shares, no holder of Series D Preferred Shares will be entitled to convert such Series D Preferred Shares for our common shares to the extent that receipt of such common shares would cause such holder (or any other person) to exceed the share ownership limits contained in our declaration of trust, the articles supplementary establishing the Series D Preferred Shares and our bylaws, unless we provide an exemption from this limitation for such holder. See "—Restrictions on Ownership and Transfer," below.

        These Change of Control conversion and redemption features may make it more difficult for a party to take us over or discourage a party from taking us over. See "Risk Factors—The change of control conversion feature may not adequately compensate you, and the change of control conversion and redemption features of the Series D Preferred Shares may make it more difficult for a party to take us over or discourage a party from taking us over."

        Except as provided above in connection with a Change of Control, the Series D Preferred Shares are not convertible into or exchangeable for any other securities or property.

Liquidation Rights

        In the event of our voluntary or involuntary liquidation, dissolution or winding up of our affairs, the holders of the Series D Preferred Shares will be entitled to be paid out of our assets legally available for distribution to our shareholders liquidating distributions in cash or property at fair market value as determined by our board of trustees equal to a liquidation preference of $25.00 per share, plus any accrued and unpaid distributions (whether or not declared) to but excluding the date of the payment. The holders of Series D Preferred Shares will be entitled to receive this liquidating distribution before we distribute any assets to holders of our common shares or any other shares of beneficial interest that rank junior to the Series D Preferred Shares. The rights of holders of Series D Preferred Shares to receive their liquidation preference would be subject to the proportionate rights of each parity series, including our Series B Preferred Shares and our Series C Preferred Shares, and the preferential rights of the holders of any series of shares which is senior to the Series D Preferred Shares. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of Series D Preferred Shares will have no right or claim to any of our remaining assets. Neither the sale, lease, transfer or conveyance of all or substantially all of our property or business, nor the merger or consolidation of us into or with any other entity or the merger or consolidation of any other entity into or with us or a statutory share exchange by us, shall be deemed to constitute our dissolution, liquidation or winding up. In determining whether a distribution (other than upon voluntary or involuntary dissolution), by dividend, redemption or other acquisition of shares or otherwise, is permitted under Maryland law, amounts that would be needed, if we were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of the holders of Series D Preferred Shares will not be added to our total liabilities.

Ranking

        The Series D Preferred Shares will rank, with respect to distribution rights and rights upon our liquidation, dissolution or winding up:

  •
  senior to our Junior Shares;

  •
  on a parity with our Series B Preferred Shares and our Series C Preferred Shares and with other series of our preferred shares or other equity securities that we may later authorize and that by their terms are on a parity with the Series D Preferred Shares; and

  •
  junior to any equity securities that we may later authorize and that by their terms rank senior to the Series D Preferred Shares (which we may only authorize with the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares).

        Any convertible debt securities that we may issue are not considered to be equity securities for these purposes.

Voting Rights

        Except as described below, holders of Series D Preferred Shares will have no voting rights.

        Holders of our Series D Preferred Shares, voting together with all other series of preferred shares which have similar voting rights, including our Series B Preferred Shares and our Series C Preferred Shares, will be entitled to vote for the election of two additional trustees to our board of trustees at the next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the Series D Preferred Shares are in arrears for six quarterly periods, whether or not these quarterly periods are consecutive. The right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the Series D Preferred Shares.

        In addition, the affirmative vote of the holders of at least two-thirds of the Series D Preferred Shares is required for us:

  •
  to authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to distribution and liquidation rights;

  •
  to reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to distribution and liquidation rights;

  •
  to create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to the Series D Preferred Shares with respect to distribution and liquidation rights; and

  •
  to amend, alter or repeal the provisions of our declaration of trust or the articles supplementary relating to the Series D Preferred Shares, whether by merger, consolidation or otherwise, that materially and adversely affects the Series D Preferred Shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to the Series D Preferred Shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect the Series D Preferred Shares. Further, with respect to any merger, consolidation or similar event, so long as the

Series D Preferred Shares remain outstanding with the terms thereof materially unchanged or the holders of shares of Series D Preferred Shares receive shares of the successor with substantially identical rights, taking into account that, upon the occurrence of such event, we may not be the surviving entity, the occurrence of such event will not be deemed to materially and adversely affect the Series D Preferred Shares.

        In any matter in which the Series D Preferred Shares are entitled to vote, each Series D Preferred Share will be entitled to one vote. If the holders of Series D Preferred Shares and another series of preferred shares are entitled to vote together as a single class on any matter, the Series D Preferred Shares and the shares of the other series will have one vote for each $25.00 of liquidation preference.

Restrictions on Ownership and Transfer

        Our declaration of trust, the articles supplementary establishing the Series D Preferred Shares and our bylaws contain provisions that limit to 9.8% the percentage ownership of our equity in the aggregate and by series, including our common shares and the Series D Preferred Shares, by any one person or group of affiliated persons. Subject to certain conditions, our board of trustees may waive this ownership limit. These provisions may limit the ability of the holders of Series D Preferred Shares to convert their Series D Preferred Shares into common shares. We may prevent any proposed transfer of our shares, including our common shares and the Series D Preferred Shares, or issuance of shares to a person, if such transfer or issuance would jeopardize our status as a REIT or result in ownership in excess of the ownership limit. Similarly, we have the right to purchase or redeem any shares, including our common shares and the Series D Preferred Shares, that jeopardize our status as a REIT or exceed the ownership limit, and our board of trustees may elect to treat any such shares as having been transferred to a trust for the benefit of a charitable beneficiary, and then sold, with any profit being paid to the charitable beneficiary. Any transfer of shares that would result in our disqualification as a REIT or in a person's exceeding the ownership limit which is not waived by our board of trustees is deemed void as of the date of such transfer. Additional information relating to the 9.8% ownership limitation and certain other restrictions on the ownership and transfer of our shares, in the aggregate and by series, including our common shares and the Series D Preferred Shares, and related provisions of our declaration of trust and our bylaws appears on pages 32 through 35 of the accompanying prospectus.

Preemptive Rights

        No holders of the Series D Preferred Shares shall, solely in their capacity as the holders of Series D Preferred Shares, have any preemptive rights to purchase or subscribe for our common shares or any of our other securities.

FEDERAL INCOME TAX AND ERISA CONSIDERATIONS

        The following summary of United States federal income tax considerations and Employee Retirement Income Security Act of 1974, as amended, or ERISA, considerations relating to the acquisition, ownership and disposition of the Series D Preferred Shares supplements and updates a more general description of these matters in our Annual Report, which we incorporate in this prospectus supplement by reference. Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in this section and in the sections of our Annual Report captioned "Federal Income Tax Considerations" and "ERISA Plans, Keogh Plans and Individual Retirement Accounts" are accurate in all material respects and, taken together, fairly summarize the federal income tax and ERISA issues discussed in those sections, and the opinions of counsel referred to in those sections represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to qualifications and assumptions contained in its opinion and in our Annual Report, Sullivan & Worcester LLP has given opinions to the effect (1) that we have been organized and have qualified as a REIT under the Internal Revenue Code of 1986, as amended, or the Internal Revenue Code, for our 1995 through 2011 taxable years, and that our current investments and plan of operation will enable us to continue to meet the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and (2) that under the "plan assets" regulations promulgated by the Department of Labor under ERISA, our assets will not be deemed to be "plan assets" in respect of any benefit plan investor who acquires our Series D Preferred Shares.

        As a REIT, we generally are not subject to federal income tax on our net income distributed as dividends to our shareholders. Distributions on the Series D Preferred Shares and the common shares into which they convert generally will be includable in your income as dividends to the extent of our current or accumulated earnings and profits. Our dividends are not generally entitled to the favorable 15% rate on qualified dividend income (scheduled to increase to ordinary income rates for taxable years beginning after December 31, 2012), but a portion of our dividends may be treated as capital gain dividends, all as explained below. No portion of any of our dividends is eligible for the dividends received deduction for corporate shareholders. Distributions in excess of our allocable current or accumulated earnings and profits generally will be treated for federal income tax purposes as a return of capital to the extent of your basis in the Series D Preferred Shares or common shares, as the case may be (and will reduce this basis), and thereafter as gain from the sale or exchange of your Series D Preferred Shares or common shares, as the case may be. In determining the extent to which a distribution on the Series D Preferred Shares or common shares, as the case may be, constitutes a dividend for federal income tax purposes, our current or accumulated earnings and profits generally will be allocated first to distributions made on the Series D Preferred Shares along with any other class of preferred shares we have outstanding, and thereafter to distributions made on our common shares.

        If for any taxable year we elect to designate as "capital gain dividends", as defined in Section 857 of the Internal Revenue Code, any portion of the dividends paid for the year to holders of all classes of our shares, then the portion of dividends designated as capital gain dividends that will be allocable to the Series D Preferred Shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the Series D Preferred Shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our shares (including the Series D Preferred Shares) for that taxable year. Similarly, the portion of dividends designated as capital gain dividends that will be allocable to the common shares will be equal to the total capital gain dividends multiplied by a fraction, the numerator of which will be the total dividends paid on the common shares for that taxable year, and the denominator of which shall be the total dividends paid on all classes of our shares (including the common shares) for that taxable year.

        If you actually or constructively own none or a small percentage of our common shares, and you surrender your Series D Preferred Shares to us for cash only, then the redemption of your Series D Preferred Shares is likely to qualify for sale or exchange treatment because the redemption would not be "essentially equivalent to a dividend" as defined by the Internal Revenue Code. More specifically, a cash redemption of your Series D Preferred Shares will be treated under Section 302 of the Internal Revenue Code as a distribution, and hence taxable as a dividend to the extent of our allocable current or accumulated earnings and profits, as discussed above, unless the redemption satisfies one of the tests set forth in Section 302(b) of the Internal Revenue Code and is therefore treated as a sale or exchange of the redeemed shares. The redemption will be treated as a sale or exchange if it (1) is "substantially disproportionate" with respect to your ownership in us, (2) results in a "complete termination" of your common and preferred share interest in us, or (3) is "not essentially equivalent to a dividend" with respect to you, all within the meaning of Section 302(b) of the Internal Revenue Code. In determining whether any of these tests have been met, you must generally take into account our common and preferred shares considered to be owned by you by reason of constructive ownership rules set forth in the Internal Revenue Code, as well as our common and preferred shares actually owned by you. In addition, if a redemption is treated as a distribution under the preceding tests, then your tax basis in the redeemed preferred shares generally will be transferred to your remaining shares in us, if any, and if you own no other shares in us, such basis generally may be transferred to a related person or may be lost entirely. Because the determination as to whether you will satisfy any of the tests of Section 302(b) of the Internal Revenue Code depends upon the facts and circumstances at the time that your Series D Preferred Shares are redeemed, you are encouraged to consult your own tax advisor to determine your particular tax treatment.

        Under Section 305 of the Internal Revenue Code, convertible preferred stock that may be redeemed at a premium (that is, a price higher than its issue price) may have this "redemption premium" treated as a constructive distribution. Under applicable Treasury regulations, constructive distribution treatment is required in the case of callable preferred stock only if, based on all of the facts and circumstances as of the issue date, redemption pursuant to this call right is more likely than not to occur. Even if this redemption is more likely than not to occur, constructive distribution treatment is not required if the redemption premium is solely in the nature of a penalty for premature redemption, i.e., it is a premium paid as a result of changes in economic conditions over which neither we nor you have control. The Treasury regulations also provide a safe harbor pursuant to which an issuer's right to redeem will not be treated as more likely than not to occur. While there can be no assurance in this regard, we believe that constructive distribution treatment on the Series D Preferred Shares will not be required.

        You generally will not recognize any income, gain or loss upon conversion of Series D Preferred Shares into common shares. Your income tax basis in the common shares you receive on the conversion generally will be the same as your adjusted tax basis in the Series D Preferred Shares just prior to the time of conversion, reduced by any basis allocable to any fractional share exchanged for cash, and by any basis allocated to any shares treated as a distribution received, as discussed below. Your holding period for the common shares you receive will generally include the holding period of the Series D Preferred Shares converted, except as discussed below. Non-U.S. shareholders may not be eligible for the foregoing rules and may instead be subject to special rules discussed below.

        Any cash you receive in lieu of a fractional common share upon conversion will be treated as a payment in exchange for the fractional common share. Accordingly, your receipt of cash in lieu of a fractional share generally will result in capital gain or loss, measured by the difference between the cash you receive for the fractional share and your adjusted tax basis attributable to the fractional share. Any common shares received upon a conversion that are attributable to accumulated and unpaid dividends on the Series D Preferred Shares will be treated as a distribution that is potentially taxable as a dividend as discussed above and in our Annual Report. Your income tax basis in the common shares you receive on the conversion that are treated as a distribution will equal the amount of the distribution, and your holding period for these common shares will begin on the day following the date of the conversion. The receipt of Alternative Conversion Consideration upon conversion might be a taxable distribution or exchange depending on the nature of the Alternative Conversion Consideration. We encourage you to consult your tax advisor as to the consequences of the receipt of Alternative Conversion Consideration.

        Your rights to convert your Series D Preferred Shares into common shares allow for the conversion price to be adjusted under a number of circumstances, generally to ensure that you receive an economically equivalent number of shares from a conversion following stock splits and stock dividends of our common shares. Section 305 of the Internal Revenue Code might treat some of these adjustments as constructive distributions, in which case they would be taxable in a similar manner to actual distributions. In general, you would be deemed to receive a constructive distribution if the conversion price is adjusted for a taxable distribution to the holders of common shares. Constructive distributions so treated would be taxable first as dividends to the extent paid out of our allocable current or accumulated earnings and profits, next as a nontaxable return of capital to the extent of your basis in your Series D Preferred Shares, and finally as gain from the sale or exchange of your Series D Preferred Shares. Your adjusted tax basis in your Series D Preferred Shares would be increased by constructive distributions to you taxable as dividends or gain, and would be unaffected by constructive distributions that were nontaxable returns of capital. Conversely, a failure to appropriately adjust the conversion price of your Series D Preferred Shares could result in a constructive distribution to holders of common shares, which would be taxable to them in a similar manner as actual distributions.

        A special "wash sale" rule applies to a non-U.S. shareholder who owns any class of our shares if (1) the shareholder owns more than 5% of that class of shares at any time during the one-year period ending on the date of the distribution described below, or (2) that class of our shares is not, within the meaning of applicable Treasury regulations, "regularly traded" on a domestic "established securities market" such as the NYSE. In this regard, because the Series D Preferred Shares of others may be redeemed and are convertible, your percentage interest in the Series D Preferred Shares may increase even if you acquire no additional Series D Preferred Shares. Although no assurance can be given, we believe that our common shares and our Series D Preferred Shares will be "regularly traded" on a domestic "established securities market" within the meaning of applicable Treasury regulations, as described in our Annual Report. We thus anticipate this wash sale rule to apply, if at all, only to a non-U.S. shareholder that owns more than 5% of either our common shares or our Series D Preferred Shares. Such a non-U.S. shareholder will be treated as having made a "wash sale" of our shares if it (1) disposes of an interest in our shares during the 30 days preceding the ex-dividend date of a distribution by us that, but for such disposition, would have been treated by the non-U.S. shareholder in whole or in part as gain from the sale or exchange of a United States real property interest, and then (2) acquires or enters into a contract to acquire a substantially identical interest in our shares, either actually or constructively through a related party, during the 61-day period beginning 30 days prior to the ex-dividend date. In the event of such a wash sale, the non-U.S. shareholder will have gain from the sale or exchange of a United States real property interest in an amount equal to the portion of the distribution that, but for the wash sale, would have been a gain from the sale or exchange of a United States real property interest. As described in our Annual Report, a non-U.S. shareholder's gain from the sale or exchange of a United States real property interest can trigger increased United States taxes, such as the branch profits tax applicable to non-U.S. corporations, and increased United States tax filing requirements.

        As more fully explained in the section of our Annual Report captioned "Federal Income Tax Considerations", nonrecognition treatment may not apply at all, and a non-U.S. shareholder may be subject to federal income tax, increased United States tax filing requirements, and possibly a branch profits tax, in respect of all the gain realized on the sale, redemption or conversion of our Series D Preferred Shares, if those shares constitute United States real property interests under Section 897 of the Internal Revenue Code and related Treasury regulations. The Series D Preferred Shares will not constitute such United States real property interests if we are a "domestically controlled REIT".

A domestically controlled REIT is a REIT in which at all times during the preceding five-year period less than 50% in value of its shares is held directly or indirectly by foreign persons. We believe that we have been and will remain a domestically controlled REIT and thus a non-U.S. shareholder's gain on sale, redemption or conversion of our Series D Preferred Shares will not be subject to United States federal income taxation. However, because our shares are publicly traded, we can provide no assurance that we have been or will remain a domestically controlled REIT. If we are not a domestically controlled REIT, but the Series D Preferred Shares are "regularly traded", as defined by applicable Treasury regulations, on an "established securities market" like the NYSE, then a non-U.S. shareholder's gain on sale, redemption or conversion of our Series D Preferred Shares will not be subject to United States federal income taxation as a sale of a United States real property interest, if the non-U.S. shareholder has at all times during the preceding five years owned 5% or less by value of that class of shares. In this regard, because the Series D Preferred Shares of others may be redeemed and are convertible, your percentage interest in the Series D Preferred Shares may increase even if you acquire no additional Series D Preferred Shares.

        If you are subject to backup or other federal income tax withholding (for example, if you are a non-U.S. shareholder of Series D Preferred Shares), then a withholding agent may be required to withhold the appropriate amount with respect to a constructive distribution even though there is no related receipt of cash from which to satisfy the withholding obligation. To satisfy this withholding obligation, the withholding agent may reduce to cash for remittance to the Internal Revenue Service a sufficient portion of your Series D Preferred Shares or other property. You may be responsible for the brokerage commissions and other costs relating to the generation of sufficient cash to remit to the Internal Revenue Service.

        As described in our Annual Report, for taxable years beginning after December 31, 2012, U.S. shareholders who are individuals, estates or trusts will generally be required to pay a new 3.8% Medicare tax on their net investment income (including dividends on and gains from the sale or other disposition of our shares), or in the case of estates and trusts on their net investment income that is not distributed, in each case to the extent that their total adjusted income exceeds applicable thresholds.

        As described in our Annual Report, after December 31, 2012, the reporting obligations of non-United States financial institutions and other non-United States entities for purposes of identifying accounts and investments held directly or indirectly by United States persons will increase. The failure to comply with these additional information reporting, certification and other specified requirements could result in withholding tax being imposed on payments of dividends and sales proceeds to applicable shareholders or intermediaries. IRS guidance issued in July 2011 indicates that regulations will be issued that will provide that such withholding will only apply to distributions paid on or after January 1, 2014, and to other "withholdable payments" (including payments of gross proceeds from a sale or other disposition of shares) made on or after January 1, 2015. If you hold our shares through a non-United States intermediary or if you are a non-United States person, we urge you to consult your own tax advisor regarding foreign account tax compliance.

        Fiduciaries of ERISA plans and persons making the investment decision for an IRA or any non-ERISA plan are urged to consult their advisors before making an investment in Series D Preferred Shares and to review the section of our Annual Report captioned "ERISA Plans, Keogh Plans and Individual Retirement Accounts", which is applicable to an investment in the Series D Preferred Shares. We call special attention to the fact that Series D Preferred Shares will be analyzed as a separate class under the Department of Labor regulation summarized in our Annual Report to determine whether such shares are "publicly offered securities". We believe that, immediately after this offering, Series D Preferred Shares will be owned by 100 or more investors independent of us and of each other, and therefore that the "widely held" requirement for qualification as publicly offered securities will be met. We also believe that the other requirements for such qualification will be met, so that the Series D Preferred Shares will be publicly offered securities under the Department of Labor regulations, but no assurance can be given as to these matters.

        We encourage you to consult your own advisor regarding the specific federal, state, local, foreign and other tax and ERISA consequences to you, including any possible prohibited transaction concerns, of the acquisition, ownership and disposition of the Series D Preferred Shares and the common shares into which they convert.

UNDERWRITING (CONFLICTS OF INTEREST)

        Under the terms and subject to the conditions contained in the underwriting agreement dated the date of this prospectus supplement, the underwriters named below, for whom Wells Fargo Securities, LLC, Citigroup Global Markets Inc., Morgan Stanley & Co. LLC, UBS Securities LLC and RBC Capital Markets, LLC are serving as the representatives, have severally agreed to purchase, and we have agreed to sell to the underwriters the number of Series D Preferred Shares listed opposite their names below:

Underwriter:	Number of Shares
Wells Fargo Securities, LLC	2,117,500
Citigroup Global Markets Inc.	2,117,500
Morgan Stanley & Co. LLC	2,117,500
UBS Securities LLC	2,117,500
RBC Capital Markets, LLC	1,100,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	550,000
Morgan Keegan & Company, Inc.	550,000
BNY Mellon Capital Markets, LLC	27,500
Comerica Securities, Inc.	27,500
Janney Montgomery Scott LLC	27,500
JMP Securities LLC	27,500
Mitsubishi UFJ Securities (USA), Inc.	27,500
Oppenheimer & Co. Inc.	27,500
PNC Capital Markets LLC	27,500
Robert W. Baird & Co. Incorporated	27,500
Santander Investment Securities, Inc.	27,500
Scotia Capital (USA) Inc.	27,500
SMBC Nikko Capital Markets Limited	27,500
The Huntington Investment Company	27,500

Total	11,000,000

        The underwriters have agreed to purchase all of the Series D Preferred Shares sold under the underwriting agreement if any of the Series D Preferred Shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        The underwriters are offering the Series D Preferred Shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by counsel, including the validity of the Series D Preferred Shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers' certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

        The underwriters have advised us that they propose initially to offer the Series D Preferred Shares to the public at the public offering price on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.50 per share. The underwriters may allow, and the dealers may reallow, a discount not in excess of $0.45 per share. After the initial public offering, the public offering price, concession and discount may be changed.

        The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their overallotment option.

	Per Share	Without Option	With Option
Public offering price	$25.0000	$275,000,000	$316,250,000
Underwriting discount	$.7875	$8,662,500	$9,961,875
Proceeds, before expenses, to us	$24.2125	$266,337,500	$306,288,125

        The expenses of the offering, not including the underwriting discount, are estimated at $500,000 and are payable by us.

No Sales of Series D Preferred Shares

        We have agreed that, for a period of 30 days after the date of this prospectus supplement and subject to certain exceptions, we will not, directly or indirectly, without the prior written consent of Wells Fargo Securities, LLC, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or lend or otherwise transfer or dispose of any Series D Preferred Shares or any securities convertible into or exercisable or exchangeable for or repayable with Series D Preferred Shares, whether owned as of the date hereof or hereafter acquired or with respect to which we have acquired or hereafter acquire the power of disposition, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing, collectively, the Lock-Up Securities, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap, agreement or transaction is to be settled by delivery of Series D Preferred Shares or other securities, in cash or otherwise.

Overallotment Option

        We have granted an option to the underwriters to purchase up to 1,650,000 additional Series D Preferred Shares at the public offering price less the underwriting discount. The underwriters may exercise this option for 30 days from the date of this prospectus supplement solely to cover any overallotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional Series D Preferred Shares proportionate to that underwriter's initial number of shares reflected in the above table.

New York Stock Exchange Listing

        We will file an application to list the Series D Preferred Shares on the NYSE. If the application is approved, trading of the Series D Preferred Shares on the NYSE is expected to commence within 30 days after the initial delivery of the Series D Preferred Shares. The underwriters have advised us that they intend to make a market in the Series D Preferred Shares prior to the commencement of trading on the NYSE. The underwriters will have no obligation to make a market in the Series D Preferred Shares, however, and if they begin to make a market they may cease to do so at any time.

Price Stabilization, Short Positions

        Until the distribution of the Series D Preferred Shares is completed, SEC rules may limit the underwriters and selling group members from bidding for or purchasing the Series D Preferred Shares. However, the underwriters may engage in transactions that stabilize the price of the Series D Preferred Shares, such as bids or purchases that peg, fix or maintain that price.

        If the underwriters create a short position in the Series D Preferred Shares in connection with the offering, i.e., if they sell more Series D Preferred Shares than are listed on the cover of this prospectus supplement, the underwriters may reduce the short position by purchasing shares in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the overallotment option described above. Purchases of the Series D Preferred Shares to stabilize their price or to reduce a short position may cause the price of the Series D Preferred Shares to be higher than it might be in the absence of such purchases.

        Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Series D Preferred Shares. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

United Kingdom

        Each underwriter has represented, warranted and agreed that:

  •
  it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of the Series D Preferred Shares in circumstances in which Section 21(1) of the FSMA does not apply to our company; and

  •
  it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series D Preferred Shares in, from or otherwise involving the United Kingdom.

        In the United Kingdom, this prospectus supplement and the accompanying prospectus are only being distributed to, and are only directed at, persons who either (1) have professional experience in matters relating to investments and fall within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, or the Order, or (2) are persons falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc") of the Order (each such person being referred to as a "relevant person"). Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relates is available only to relevant persons and will be engaged in only with relevant persons. This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted or relied on by persons who are not relevant persons.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive each, a Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, or the Relevant Implementation Date, it has not made and will not make an offer of any shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus to the public in that Relevant Member State other than:

  (a)
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  (b)
  to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

  (c)
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Series D Preferred Shares shall require our company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

        Each person in a Relevant Member State who initially acquires any Series D Preferred Shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed that (A) it is a "qualified investor" as defined in the Prospectus Directive, and (B) in the case of any Series D Preferred Shares acquired by it as a financial intermediary, as that term is used in Article 3(2) of the Prospectus Directive, (x) the Series D Preferred Shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, or in circumstances in which the prior consent of the underwriters has been given to the offer or resale, or (y) where Series D Preferred Shares have been acquired by it on behalf of persons in any Relevant Member State other than "qualified investors" as defined in the Prospectus Directive, the offer of those Series D Preferred Shares to it is not treated under the Prospectus Directive as having been made to such persons.

        For the purpose of the above provisions, the expression "an offer to the public" in relation to any Series D Preferred Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Series D Preferred Shares to be offered so as to enable an investor to decide to purchase any Series D Preferred Shares, as the same may be varied in the Relevant Member State by any measure implementing the Prospectus Directive in the Relevant Member State and the expression "Prospectus Directive" means Directive 2003/71 EC (including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member States) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

Conflicts of Interest

        Affiliates of some of the underwriters are lenders under our revolving credit facility and will receive a pro rata portion of our net proceeds from this offering used to reduce amounts outstanding thereunder. Because affiliates of some of the underwriters are lenders under our revolving credit facility, it is possible that more than 5% of the proceeds of this offering (not including underwriting discounts and commissions) may be received by the underwriters or their affiliates.

Other Relationships

        Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us. They have received, and may in the future receive, customary fees and commissions for these transactions. An affiliate of Wells Fargo Securities, LLC acts as transfer agent and registrar for our common shares and receives customary fees in connection therewith.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

LEGAL MATTERS

        Venable LLP, Baltimore, Maryland, our Maryland counsel, will issue an opinion about the legality of the Series D Preferred Shares. Sullivan & Worcester LLP, Boston, Massachusetts, our counsel, and Sidley Austin LLP, New York, New York, counsel to the underwriters in connection with this offering, will each also issue an opinion to the underwriters as to certain matters. Sullivan & Worcester LLP and Sidley Austin LLP will rely, as to certain matters of Maryland law, upon the opinion of Venable LLP. Sullivan & Worcester LLP also represents Reit Management & Research LLC, or RMR, which is our manager, and certain of its affiliates on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2010, and the effectiveness of our internal control over financial reporting as of December 31, 2010, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to documents previously filed with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we subsequently file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act:

  •
  Our Annual Report;

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;

  •
  The information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report from our definitive Proxy Statement for our 2011 Annual Meeting of Shareholders filed February 22, 2011; and

  •
  Our Current Reports on Form 8-K dated January 31, 2011, May 16, 2011 (as amended by our Current Report on Form 8-K/A dated August 12, 2011), June 14, 2011, July 25, 2011, September 9, 2011, November 2, 2011, January 12, 2012 and January 13, 2012.

        We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus supplement but before the termination of the offering of the Series D Preferred Shares:

  •
  Reports filed under Sections 13(a) and (c) of the Exchange Act;

  •
  Definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

  •
  Any reports filed under Section 15(d) of the Exchange Act.

        You may request a copy of any of the filings (excluding exhibits), at no cost, by writing or telephoning us at the following address:

Investor Relations
Hospitality Properties Trust
Two Newton Place
255 Washington Street, Suite 300
Newton, Massachusetts 02458
(617) 964-8389

WHERE YOU CAN FIND MORE INFORMATION

        You may read and copy any material that we file with the SEC at the SEC's Public Reference Room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also access our SEC filings over the Internet at the SEC's website at http://www.sec.gov.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE, CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS IN THIS PROSPECTUS SUPPLEMENT, THE ACCOMPANYING PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR HOTEL MANAGERS' OR TENANTS' ABILITIES TO PAY THE FULL CONTRACTUAL AMOUNTS OR ANY LESSER AMOUNTS OF RETURNS OR RENTS DUE TO US,

  •
  THE ABILITY OF TRAVELCENTERS OF AMERICA LLC, OR TA, TO PAY THE AMENDED AND DEFERRED RENT AMOUNTS DUE TO US,

  •
  OUR ABILITY TO PAY DISTRIBUTIONS AND THE AMOUNT OF ANY SUCH DISTRIBUTIONS, INCLUDING DISTRIBUTIONS ON THE SERIES D PREFERRED SHARES,

  •
  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL,

  •
  OUR INTENT TO REFURBISH OR MAKE IMPROVEMENTS TO CERTAIN OF OUR PROPERTIES,

  •
  THE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY,

  •
  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL,

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS,

  •
  OUR TAX STATUS AS A REIT,

  •
  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES,

  •
  OUR PLANS TO PURSUE THE SALE OF CERTAIN HOTELS,

  •
  OUR EXPECTATION THAT WE WILL BENEFIT FINANCIALLY BY PARTICIPATING IN AFFILIATES INSURANCE COMPANY, OR AIC, WITH RMR AND COMPANIES TO WHICH RMR PROVIDES MANAGEMENT SERVICES, AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH AVAILABLE

FOR DISTRIBUTION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  THE IMPACT OF CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS ON US AND OUR MANAGERS AND TENANTS,

  •
  LIMITATIONS IMPOSED ON OUR BUSINESS AND OUR ABILITY TO SATISFY COMPLEX RULES IN ORDER FOR US TO QUALIFY AS A REIT FOR U.S. FEDERAL INCOME TAX PURPOSES,

  •
  COMPLIANCE WITH, AND CHANGES TO, FEDERAL, STATE AND LOCAL LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS,

  •
  COMPETITION WITHIN THE REAL ESTATE INDUSTRY OR THOSE INDUSTRIES IN WHICH OUR TENANTS AND PROPERTY MANAGERS OPERATE,

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO CALLED PANDEMICS OR OTHER MANMADE OR NATURAL DISASTERS BEYOND OUR CONTROL, AND

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TA AND RMR AND THEIR RELATED PERSONS AND ENTITIES.

FOR EXAMPLE:

  •
  OUR ABILITY TO MAKE DISTRIBUTIONS, INCLUDING WITH RESPECT TO OUR SERIES D PREFERRED SHARES, DEPENDS UPON A NUMBER OF FACTORS, INCLUDING OUR FUTURE EARNINGS. IF OUR TENANTS AND MANAGERS DO NOT PAY THE AMOUNTS DUE TO US, WE MAY BE UNABLE TO MAINTAIN OUR CURRENT RATE OF DISTRIBUTIONS ON OUR COMMON OR PREFERRED SHARES AND DISTRIBUTIONS MAY BE SUSPENDED OR PAID AT A LESSER RATE THAN WE NOW PAY,

  •
  WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE,

  •
  CONTINUED AVAILABILITY OF BORROWINGS UNDER OUR CREDIT FACILITY IS SUBJECT TO HPT'S SATISFYING CERTAIN FINANCIAL COVENANTS AND MEETING OTHER CUSTOMARY CONDITIONS,

  •
  THE SECURITY DEPOSITS WHICH WE HOLD ARE NOT IN SEGREGATED CASH ACCOUNTS OR OTHERWISE SEPARATE FROM OUR OTHER ASSETS AND LIABILITIES. ACCORDINGLY, WHEN WE RECORD INCOME BY REDUCING OUR SECURITY DEPOSIT LIABILITIES, WE DO NOT RECEIVE ANY CASH PAYMENT. BECAUSE WE DO NOT RECEIVE A CASH PAYMENT AND BECAUSE THE AMOUNT OF THE SECURITY DEPOSITS AVAILABLE FOR FUTURE USE IS REDUCED AS WE APPLY SECURITY DEPOSITS TO COVER PAYMENT SHORTFALLS, THE FAILURE OF OUR TENANTS OR MANAGERS TO PAY MINIMUM RETURNS OR RENTS DUE TO US MAY REDUCE OUR CASH FLOWS AND OUR ABILITY TO PAY DISTRIBUTIONS TO SHAREHOLDERS, INCLUDING HOLDERS OF OUR SERIES D PREFERRED SHARES,

  •
  WE EXPECT THAT WHILE THE SECURITY DEPOSIT UNDER OUR MARRIOTT NO. 234 AGREEMENT IS EXHAUSTED, MARRIOTT WILL PAY US UP TO 90% OF OUR MINIMUM RETURNS UNDER A LIMITED GUARANTY. THIS STATEMENT IMPLIES

    MARRIOTT WILL BE ABLE AND WILLING TO FULFILL ITS OBLIGATION UNDER THIS GUARANTY, OR THAT SHORTFALLS WILL NOT EXCEED THE $40.0 MILLION GUARANTY CAP. WE CAN PROVIDE NO ASSURANCE WITH REGARD TO MARRIOTT'S FUTURE ACTIONS OR THE FUTURE PERFORMANCE OF ITS HOTELS,

  •
  WE EXPECT THAT INTERCONTINENTAL WILL CONTINUE TO PAY US THE NET CASH FLOWS FROM OPERATIONS OF THE HOTELS INCLUDED IN OUR MANAGEMENT AGREEMENT AND THAT WE WILL UTILIZE THE SECURITY DEPOSIT WE HOLD FOR ANY PAYMENT SHORTFALLS. HOWEVER, THE SECURITY DEPOSIT WE HOLD FOR INTERCONTINENTAL'S OBLIGATIONS TO US IS FOR A LIMITED AMOUNT AND WE CAN PROVIDE NO ASSURANCE THAT THE SECURITY DEPOSIT WILL BE ADEQUATE TO COVER FUTURE PAYMENT SHORTFALLS FROM OUR INTERCONTINENTAL HOTELS,

  •
  HOTEL ROOM DEMAND IS USUALLY A REFLECTION OF THE GENERAL ECONOMIC ACTIVITY IN THE COUNTRY. IF ECONOMIC ACTIVITY IN THE COUNTRY DECLINES, HOTEL ROOM DEMAND MAY DECLINE AND THE OPERATING RESULTS OF OUR HOTELS MAY DECLINE, THE FINANCIAL RESULTS OF OUR HOTEL OPERATORS AND TENANTS MAY SUFFER AND THESE OPERATORS AND TENANTS MAY BE UNABLE TO PAY OUR RETURNS OR RENTS. ALSO CONTINUED DEPRESSED HOTEL OPERATING RESULTS FOR EXTENDED PERIODS MAY RESULT IN THE GUARANTORS OF OUR MINIMUM RETURNS OR RENTS DUE FROM OUR HOTEL INVESTMENTS BECOMING UNABLE OR UNWILLING TO MEET THEIR OBLIGATIONS OR THEIR GUARANTEES MAY BE EXHAUSTED,

  •
  OUR RECENT AMENDMENTS TO OUR LEASES WITH TA MAY IMPLY THAT TA CAN AFFORD TO PAY THE AMENDED AND DEFERRED RENT AMOUNTS AND THAT IT WILL TIMELY DO SO IN THE FUTURE. IN FACT, SINCE ITS FORMATION TA HAS NOT PRODUCED CONSISTENT OPERATING PROFITS. IF THE CURRENT LEVELS OF COMMERCIAL ACTIVITY DECLINE, IF THE PRICE OF DIESEL FUEL INCREASES SIGNIFICANTLY OR FOR VARIOUS OTHER REASONS, TA MAY BECOME UNABLE TO PAY THE AMENDED AND DEFERRED RENTS DUE TO US,

  •
  WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES, OR BE ABLE TO COMPLETE ACQUISITIONS,

  •
  WE ARE CONSIDERING SELLING OR REBRANDING CERTAIN HOTELS AND EXPECT SOME OF THESE SALES, IF ANY, MAY BE COMPLETED BY JUNE 30, 2012. IN FACT, WE MAY BE UNABLE TO SELL OR REBRAND ANY OF THESE HOTELS OR MAY SELL THE HOTELS AT AMOUNTS THAT ARE LESS THAN THEIR CURRENT CARRYING VALUES,

  •
  OUR PLANNED ACQUISITION FROM SONESTA ACQUISITION CORP., OR SAC, OF THE ENTITIES WHICH OWN AND LEASE TWO HOTELS IS A COMPONENT PART OF A COMPLEX MERGER TRANSACTION WHICH IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES. THIS MERGER TRANSACTION MAY NOT OCCUR AND WE MAY NOT ACQUIRE THESE ENTITIES,

  •
  OUR SEPTEMBER 2011 QUARTERLY REPORT STATES THAT OUR COMPENSATION COMMITTEE, WHICH IS COMPOSED OF OUR INDEPENDENT TRUSTEES, APPROVED THE RECENT AMENDMENT TO OUR BUSINESS MANAGEMENT

    AGREEMENT THAT WE ENTERED INTO WITH RMR AND THAT OUR INDEPENDENT TRUSTEES APPROVED OUR AGREEMENTS WITH SAC. THE IMPLICATION OF THESE STATEMENTS MAY BE THAT THESE TERMS ARE AS FAVORABLE TO US AS TERMS WE COULD OBTAIN FOR SIMILAR ARRANGEMENTS FROM UNRELATED THIRD PARTIES. HOWEVER, DESPITE THESE PROCEDURAL SAFEGUARDS, WE COULD STILL BE SUBJECTED TO CLAIMS CHALLENGING THESE TRANSACTIONS OR OUR ENTRY INTO THESE TRANSACTIONS BECAUSE OF THE MULTIPLE RELATIONSHIPS AMONG US AND RMR AND THEIR RELATED PERSONS AND ENTITIES, AND DEFENDING SUCH CLAIMS COULD BE EXPENSIVE AND DISTRACTING TO MANAGEMENT, AND

  •
  OUR SEPTEMBER 2011 QUARTERLY REPORT STATES THAT WE BELIEVE THAT OUR CONTINUING RELATIONSHIPS WITH RMR, TA, AIC AND THEIR AFFILIATED AND RELATED PERSONS AND ENTITIES MAY BENEFIT US AND PROVIDE US WITH ADVANTAGES IN OPERATING AND GROWING OUR BUSINESS. IN FACT, THE ADVANTAGES WE BELIEVE WE MAY REALIZE FROM THESE RELATIONSHIPS MAY NOT MATERIALIZE.

        THESE RESULTS COULD OCCUR DUE TO MANY DIFFERENT CIRCUMSTANCES, SOME OF WHICH ARE BEYOND OUR CONTROL.

        THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND IN OUR FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION "RISK FACTORS" IN OUR PERIODIC REPORTS, OR INCORPORATED HEREIN OR THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS. OUR FILINGS WITH THE SEC ARE AVAILABLE ON ITS WEBSITE AT WWW.SEC.GOV.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, AS AMENDED AND SUPPLEMENTED, AS FILED WITH THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST IN ANY WAY SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

PROSPECTUS

        Hospitality Properties Trust

Debt Securities, Common Shares of Beneficial Interest,
Preferred Shares of Beneficial Interest, Depositary Shares and Warrants

HPT Capital Trusts

Trust Preferred Securities Fully and Unconditionally Guaranteed

        We or our selling security holders may offer and sell, from time to time, in one or more offerings:

  •
  debt securities;

  •
  common shares;

  •
  preferred shares;

  •
  depositary shares; and

  •
  warrants.

These securities may be offered and sold separately or together in units with other securities described in this prospectus. Our debt securities may be senior or subordinated.

        HPT Capital Trust I and HPT Capital Trust II may offer and sell, from time to time, in one or more offerings, trust preferred securities which will be fully and unconditionally guaranteed by us. Our guarantees may be senior or subordinated. The trust preferred securities may be offered and sold separately, together or as units with other securities described in this prospectus.

        The securities described in this prospectus offered by us, HPT Capital Trust I and HPT Capital Trust II may be issued in one or more series or issuances. We, HPT Capital Trust I, HPT Capital Trust II or our selling security holders may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis. Neither we nor HPT Capital Trust I or HPT Capital Trust II will receive any of the proceeds from the sale of securities by our selling security holders. We will provide the specific terms of any securities actually offered, the manner in which the securities will be offered and the identity of any selling security holders in supplements to this prospectus. You should carefully read this prospectus and the supplements before you decide to invest in any of these securities.

        The applicable prospectus supplement will also contain information, where applicable, about United States federal income tax considerations and any listing on a securities exchange. Our common shares are listed on the New York Stock Exchange under the symbol "HPT."

        Investment in any securities offered by this prospectus involves risk. See "Risk Factors" on page 1 of this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission and in the applicable prospectus supplement.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 28, 2009.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement we and the other co-registrants filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this shelf process, we, the other co-registrants or our selling security holders may sell any combination of the securities described in this prospectus from time to time in one of more offerings.

        This prospectus provides you only with a general description of the securities we may offer. Each time we, the other co-registrants or our selling security holders sell securities, a prospectus supplement will be provided containing specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Documents Incorporated By Reference."

        No separate financial statements of the HPT Capital Trusts have been included or incorporated by reference. Neither we nor the HPT Capital Trusts consider financial statements of the HPT Capital Trusts material to holders of trust preferred securities because:

  •
  all of the voting securities of the HPT Capital Trusts will be owned, directly or indirectly, by us, a reporting company under the Securities Exchange Act of 1934, as amended, or the Exchange Act;

  •
  each HPT Capital Trust has no independent operations and exists for the purpose of issuing securities representing undivided beneficial interests in the assets of that HPT Capital Trust and investing the proceeds in the debt securities issued by us; and

  •
  the obligations of each HPT Capital Trust under the trust preferred securities issued by it will be fully and unconditionally guaranteed by us to the extent described in this prospectus.

        You should rely only on the information incorporated by reference or provided in this prospectus or any relevant prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer of these securities in any jurisdiction where it is unlawful. You should assume that the information in this prospectus, as well as the information we have previously filed with the SEC and incorporated by reference in this prospectus, is accurate only as of the date of the documents containing the information.

        References in this prospectus to "we," "us," "our" or "HPT" mean Hospitality Properties Trust. References in this prospectus to the "HPT Capital Trusts" mean HPT Capital Trust I and HPT Capital Trust II.

 WARNING CONCERNING FORWARD LOOKING STATEMENTS

        THIS PROSPECTUS, INCLUDING THE DOCUMENTS THAT ARE INCORPORATED BY REFERENCE, CONTAINS STATEMENTS AND IMPLICATIONS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. WHENEVER WE USE WORDS SUCH AS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "PLAN", "ESTIMATE", OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. FORWARD LOOKING STATEMENTS RELATE TO VARIOUS ASPECTS OF OUR BUSINESS, INCLUDING:

  •
  OUR MANAGERS' OR TENANTS' ABILITY TO PAY RETURNS OR RENT TO US;

  •
  OUR ABILITY TO PAY DISTRIBUTIONS IN THE FUTURE;

  •
  OUR ABILITY TO RAISE DEBT OR EQUITY CAPITAL;

  •
  THE FUTURE AVAILABILITY OF BORROWINGS UNDER OUR REVOLVING CREDIT FACILITY;

  •
  COMPLIANCE WITH, AND CHANGES TO, LAWS AND REGULATIONS AFFECTING THE REAL ESTATE, HOTEL, TRANSPORTATION AND TRAVEL CENTER INDUSTRIES;

  •
  OUR ABILITY TO PAY INTEREST AND DEBT PRINCIPAL;

  •
  OUR POLICIES AND PLANS REGARDING INVESTMENTS AND FINANCINGS;

  •
  OUR TAX STATUS AS A REAL ESTATE INVESTMENT TRUST;

  •
  OUR ABILITY TO PURCHASE ADDITIONAL PROPERTIES; AND

  •
  OTHER MATTERS.

        OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR FORWARD LOOKING STATEMENTS AND UPON OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION, FUNDS FROM OPERATIONS, CASH AVAILABLE FOR DISTRIBUTION, CASH FLOWS, LIQUIDITY AND PROSPECTS INCLUDE, BUT ARE NOT LIMITED TO:

  •
  CHANGES IN THE ECONOMY AND THE CAPITAL MARKETS;

  •
  ACTUAL AND POTENTIAL CONFLICTS OF INTEREST WITH OUR MANAGING TRUSTEES, TRAVELCENTERS OF AMERICA LLC, OR TA, AND REIT MANAGEMENT & RESEARCH, LLC, OR RMR, AND THEIR AFFILIATES;

  •
  CHANGES IN FEDERAL, STATE AND LOCAL LEGISLATION, GOVERNMENTAL REGULATIONS, ACCOUNTING RULES, TAX RATES AND SIMILAR MATTERS; AND

  •
  ACTS OF TERRORISM, OUTBREAKS OF SO-CALLED PANDEMICS OR OTHER MAN MADE OR NATURAL DISASTERS BEYOND OUR CONTROL.

  FOR EXAMPLE:

  •
  IF THE AVAILABILITY OF DEBT CAPITAL REMAINS RESTRICTED OR BECOMES MORE RESTRICTED, WE MAY BE UNABLE TO REFINANCE OR REPAY OUR DEBT OBLIGATIONS WHEN THEY BECOME DUE OR ON TERMS WHICH ARE AS FAVORABLE AS WE NOW HAVE;

  •
  OUR ABILITY TO MAKE FUTURE DISTRIBUTIONS DEPENDS UPON A NUMBER OF FACTORS AND WE MAY BE UNABLE TO RESUME DISTRIBUTIONS ON OUR COMMON SHARES OR MAINTAIN DISTRIBUTIONS ON OUR PREFERRED SHARES. IF CAPITAL MARKET CONDITIONS BECOME WORSE OR IF OUR TENANTS AND MANAGERS DO NOT PAY AMOUNTS DUE TO US, WE MAY BECOME UNABLE OR UNWILLING TO RESUME REGULAR QUARTERLY DISTRIBUTIONS TO COMMON SHAREHOLDERS. ALSO, OUR HISTORICAL RATE OF COMMON SHARE DISTRIBUTIONS MAY NOT BE RESTORED BECAUSE OF CHANGES IN OUR EARNINGS OR OTHER CIRCUMSTANCES;

  •
  OUR ASSUMPTIONS ABOUT CONTINUING PAYMENTS FROM OUR TENANTS AND MANAGERS MAY PROVE INACCURATE, AND OUR TENANTS AND MANAGERS MAY NOT PAY ALL OF THE AMOUNTS DUE TO US. MOREOVER, APPLICABLE TAX LAWS MAY PERMIT US TO REMAIN A REAL ESTATE INVESTMENT TRUST AND PAY DISTRIBUTIONS LESS THAN WE HAVE HISTORICALLY PAID OR EVEN LESS THAN OUR 2009 INCOME FOR FINANCIAL REPORTING PURPOSES;

  •
  WE MAY BE UNABLE TO IDENTIFY PROPERTIES THAT WE WANT TO ACQUIRE OR TO NEGOTIATE ACCEPTABLE PURCHASE PRICES, ACQUISITION FINANCING TERMS, MANAGEMENT AGREEMENTS OR LEASE TERMS FOR NEW PROPERTIES;

        THESE RESULTS COULD OCCUR FOR MANY DIFFERENT REASONS, SOME OF WHICH, SUCH AS NATURAL DISASTERS OR CHANGES IN OUR MANAGERS' OR TENANTS' REVENUES OR COSTS, OR CHANGES IN CAPITAL MARKETS OR THE ECONOMY GENERALLY, ARE BEYOND OUR CONTROL.

        OTHER IMPORTANT FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN OUR FORWARD LOOKING STATEMENTS ARE DESCRIBED MORE FULLY IN OUR MOST RECENTLY FILED ANNUAL REPORT ON FORM 10-K AND OUR SUBSEQUENTLY FILED QUARTERLY REPORTS ON FORM 10-Q, INCLUDING THOSE DESCRIBED UNDER THE CAPTION "ITEM 1A. RISK FACTORS," AND OTHER REPORTS FILED FROM TIME TO TIME WITH THE SEC AND ANY PROSPECTUS SUPPLEMENT.

        THE INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS OR INCORPORATED HEREIN IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM OUR FORWARD LOOKING STATEMENTS.

        YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

        EXCEPT AS REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

HOSPITALITY PROPERTIES TRUST

        We are a real estate investment trust, or REIT, that owns hotels and travel centers. As of August 27, 2009, we owned 289 hotels and 185 travel centers located in 44 states, Puerto Rico, and Canada in which we have invested approximately $6.4 billion.

        We are organized as a Maryland real estate investment trust. Our principal place of business is 400 Centre Street, Newton, Massachusetts 02458, and our telephone number is (617) 964-8389.

RISK FACTORS

        Investment in any securities offered pursuant to this prospectus involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and our subsequent Quarterly Reports on Form 10-Q and the other information contained in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities.

HPT CAPITAL TRUSTS

        Each HPT Capital Trust is a statutory business trust formed under Maryland law pursuant to:

  •
  a declaration of trust executed by us, as sponsor for such HPT Capital Trust and the trustees of such HPT Capital Trust; and

  •
  the filing of a certificate of trust with the State Department of Assessments and Taxation of Maryland.

        Unless an accompanying prospectus supplement provides otherwise, each HPT Capital Trust exists for the sole purposes of:

  •
  selling trust preferred securities and investing the proceeds in a specific series of our debt securities;

  •
  selling trust common securities to us or our subsidiaries in exchange for cash and investing the proceeds in additional debt securities issued by us; or

  •
  engaging in other activities that are necessary, convenient or incidental to the sale of trust preferred and common securities or the purchase of our debt securities.

        No HPT Capital Trust will borrow money, issue debt or reinvest proceeds derived from investments, pledge any of its assets, or otherwise undertake, or permit to be undertaken, any activity that would cause that HPT Capital Trust not to be classified for United States federal income tax purposes as a grantor trust. We will own directly or indirectly all of the trust common securities issued by each HPT Capital Trust. The trust common securities will rank on parity, and payments will be made thereon pro rata, with the trust preferred securities, except that upon the occurrence and during continuance of an event of default under the declaration of trust of an HPT Capital Trust, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. In connection with the issuance of trust preferred securities by an HPT Capital Trust, we or our subsidiaries will acquire trust common securities of such HPT Capital Trust having an aggregate liquidation amount equal to a minimum of 3% of the total capital of such HPT Capital Trust. Each HPT Capital Trust will have a term of at least 20 but no more than 50 years, but each HPT Capital Trust may terminate earlier as provided in its declaration of trust.

        Each HPT Capital Trust's business and affairs will be conducted by its trustees. The holders of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of each HPT Capital Trust. The duties and obligations of the trustees will be governed by the HPT Capital Trust's declaration of trust. At least one of the trustees of each HPT Capital Trust will be a person who is one of our officers or trustees or who is affiliated with us. One trustee of each HPT Capital Trust will be a financial institution that is not affiliated with us, or a Property Trustee, which will act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement.

        We will pay all fees and expenses related to each HPT Capital Trust and any offering of the trust preferred securities. The principal place of business of each HPT Capital Trust is c/o Hospitality Properties Trust at 400 Centre Street, Newton, Massachusetts 02458 (telephone: (617) 964-8389).

USE OF PROCEEDS

        Unless otherwise described in a prospectus supplement, we intend to use the net proceeds from the sale of any securities under this prospectus for general business purposes, which may include acquiring and investing in additional properties and the repayment of borrowings under our unsecured revolving credit facility or other debt. Unless otherwise described in a prospectus supplement, each HPT Capital Trust will use the net proceeds from the sale of any securities under this prospectus to purchase our debt securities. Until the proceeds from a sale of securities by us or any HPT Capital Trust are applied to their intended purposes, they will be invested in short-term investments, including repurchase agreements, some or all of which may not be investment grade.

        We will not receive any of the proceeds of the sale by selling security holders of the securities covered by this prospectus.

DESCRIPTION OF DEBT SECURITIES

        The following is a summary of the material terms of our debt securities. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of indentures which we have filed as exhibits to the registration statement of which this prospectus is a part. We will file any final indentures and supplemental indentures if we issue debt securities. See "Where You Can Find More Information." You may also review our February 25, 1998 senior debt indenture at the corporate trust offices of U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, Massachusetts 02110. This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        The debt securities sold under this prospectus will be our direct obligations, which may be secured or unsecured, and which may be senior or subordinated indebtedness. Our senior unsecured debt securities will be issued under the Indenture, dated as of February 25, 1998, between us and U.S. Bank National Association (as successor trustee), as it may be amended, supplemented or otherwise modified from time to time, or under one or more other indentures between us and that bank or another trustee. Our other debt securities will be issued under one or more indentures between us and a trustee. Any indenture will be subject to and governed by the Trust Indenture Act. The statements made in this prospectus relating to any indentures and the debt securities to be issued under the indentures are summaries of certain anticipated provisions of the indentures and are not complete.

General

        We may issue debt securities that rank "senior," "senior subordinated" or "junior subordinated." The debt securities that we refer to as "senior" will be our direct obligations and will rank equally and ratably in right of payment with our other indebtedness not subordinated. We may issue debt securities that will be subordinated in right of payment to the prior payment in full of senior debt, as defined in the applicable prospectus supplement, and may rank equally and ratably with the other senior subordinated indebtedness. We refer to these as "senior subordinated" securities. We may also issue debt securities that may be subordinated in right of payment to the senior subordinated securities. These would be "junior subordinated" securities. We have filed with the registration statement of which this prospectus is a part, three separate forms of indenture, one for the senior securities, one for the senior subordinated securities and one for the junior subordinated securities. We refer to senior subordinated and junior subordinated securities as "subordinated."

        We may issue the debt securities without limit as to aggregate principal amount, in one or more series, in each case as we establish in one or more supplemental indentures. We need not issue all debt securities of one series at the same time. Unless we otherwise provide, we may reopen a series, without the consent of the holders of the series, for issuances of additional securities of that series.

        We anticipate that any indenture will provide that we may, but need not, designate more than one trustee under an indenture, each with respect to one or more series of debt securities. Any trustee under any indenture may resign or be removed with respect to one or more series of debt securities, and we may appoint a successor trustee to act with respect to that series.

        The applicable prospectus supplement will describe the specific terms relating to the series of debt securities we will offer, including, where applicable, the following:

  •
  the title and series designation and whether they are senior securities, senior subordinated securities or junior subordinated securities;

  •
  the aggregate principal amount of the securities;

  •
  the percentage of the principal amount at which we will issue the debt securities and, if other than the principal amount of the debt securities, the portion of the principal amount of the debt securities payable upon maturity of the debt securities;

  •
  if convertible, the initial conversion price, the conversion period and any other terms governing such conversion;

  •
  the stated maturity date;

  •
  any fixed or variable interest rate or rates per annum;

  •
  the place where principal, premium, if any, and interest will be payable and where the debt securities can be surrendered for transfer, exchange or conversion;

  •
  the date from which interest may accrue and any interest payment dates;

  •
  any sinking fund requirements;

  •
  any provisions for redemption, including the redemption price and any remarketing arrangements;

  •
  whether the securities are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

  •
  whether the amount of payments of principal of or premium, if any, or interest on the debt securities may be determined with reference to an index, formula or other method and the manner in which such amounts shall be determined;

  •
  the events of default and covenants of such securities, to the extent different from or in addition to those described in this prospectus;

  •
  whether we will issue the debt securities in certificated or book-entry form;

  •
  whether the debt securities will be in registered or bearer form and, if in registered form, the denominations if other than in even multiples of $1,000 and, if in bearer form, the denominations and terms and conditions relating thereto;

  •
  whether we will issue any of the debt securities in permanent global form and, if so, the terms and conditions, if any, upon which interests in the global security may be exchanged, in whole or in part, for the individual debt securities represented by the global security;

  •
  the applicability, if any, of the defeasance and covenant defeasance provisions described in this prospectus or any prospectus supplement;

  •
  whether we will pay additional amounts on the securities in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities instead of making this payment;

  •
  the subordination provisions, if any, relating to the debt securities; and

  •
  if the debt securities are to be issued upon the exercise of debt warrants, the time, manner and place for them to be authenticated and delivered.

        We may issue debt securities at less than the principal amount payable at maturity. We refer to these securities as "original issue discount" securities. If material or applicable, we will describe in the applicable prospectus supplement special U.S. federal income tax, accounting and other considerations applicable to original issue discount securities.

        Except as may be described in any prospectus supplement, an indenture will not contain any other provisions that would limit our ability to incur indebtedness or that would afford holders of the debt securities protection in the event of a highly leveraged or similar transaction involving us or in the event of a change of control. You should review carefully the applicable prospectus supplement for information with respect to events of default and covenants applicable to the securities being offered.

Denominations, Interest, Registration and Transfer

        Unless otherwise described in the applicable prospectus supplement, we will issue the debt securities of any series that are registered securities in denominations that are even multiples of $1,000, other than global securities, which may be of any denomination.

        Unless otherwise specified in the applicable prospectus supplement, we will pay the interest, principal and any premium at the corporate trust office of the trustee. At our option, however, we may make payment of interest by check mailed to the address of the person entitled to the payment as it appears in the applicable register or by wire transfer of funds to that person at an account maintained within the United States.

        If we do not punctually pay or otherwise provide for interest on any interest payment date, the defaulted interest will be paid either:

  •
  to the person in whose name the debt security is registered at the close of business on a special record date the trustee will fix; or

  •
  in any other lawful manner, all as the applicable indenture describes.

        You may have your debt securities divided into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. We call this an "exchange."

        You may exchange or transfer debt securities at the office of the applicable trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities.

We may change this appointment to another entity or perform it ourselves. The entity performing the role of maintaining the list of registered holders is called the "registrar." It will also perform transfers.

        You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The security registrar will make the transfer or exchange only if it is satisfied with your proof of ownership.

Merger, Consolidation or Sale of Assets

        Under any indenture, we are generally permitted to consolidate or merge with another company. We are also permitted to sell substantially all of our assets to another company or to buy substantially all of the assets of another company. However, we may not take any of these actions unless the following conditions are met:

  •
  If we merge out of existence or sell all our assets, the other company must be an entity organized under the laws of a state or the District of Columbia or under federal law and must agree to be legally responsible for our debt securities; and

  •
  Immediately after the merger, sale of assets or other transaction, we may not be in default on our debt securities. A default for this purpose would include any event that would be an event of default if the requirements for giving us default notice or our default having to exist for a specific period of time were disregarded.

Certain Covenants

        Existence.    Except as permitted as described above under "—Merger, Consolidation or Sale of Assets," we will agree to do all things necessary to preserve and keep our trust existence, rights and franchises provided that it is in our best interests for the conduct of business.

        Provisions of Financial Information.    Whether or not we remain required to do so under the Exchange Act, to the extent permitted by law, we will agree to file all annual, quarterly and other reports and financial statements with the SEC and an indenture trustee on or before the applicable SEC filing dates as if we were required to do so.

        Additional Covenants.    Any additional or different covenants or modifications to the foregoing covenants with respect to any series of debt securities will be described in the applicable prospectus supplement.

Events of Default and Related Matters

        Events of Default.    The term "event of default" for any series of debt securities means any of the following:

  •
  We do not pay the principal or any premium on a debt security of that series when it becomes due upon its maturity date;

  •
  We do not pay interest on a debt security of that series within 30 days after its due date;

  •
  We do not deposit any sinking fund payment for that series when due;

  •
  We remain in breach of any other term of the applicable indenture (other than a term added to the indenture solely for the benefit of other series) for 60 days after we receive a notice of default stating we are in breach. Either the trustee or holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

  •
  We default under any of our other indebtedness in an aggregate principal amount exceeding a specified dollar amount after the expiration of any applicable grace period, which default results in the acceleration of the maturity of such indebtedness. Such default is not an event of default if the other indebtedness is discharged, or the acceleration is rescinded or annulled, within a period of 10 days after we receive notice specifying the default and requiring that we discharge the other indebtedness or cause the acceleration to be rescinded or annulled. Either the trustee or the holders of more than 50% in principal amount of debt securities of the affected series may send the notice;

  •
  We or one of our "significant subsidiaries," if any, files for bankruptcy or certain other events in bankruptcy, insolvency or reorganization occur; or

  •
  Any other event of default described in the applicable prospectus supplement occurs.

        The term "significant subsidiary" means each of our significant subsidiaries, if any, as defined in Regulation S-X under the Securities Act of 1933, as amended, or the Securities Act.

        Remedies if an Event of Default Occurs.    If an event of default has occurred and has not been cured, the trustee or the holders of at least a majority in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. If an event of default occurs because of certain events in bankruptcy, insolvency or reorganization, the principal amount of all the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder. At any time after the trustee or the holders have accelerated any series of debt securities, but before a judgment or decree for payment of the money due has been obtained, the holders of at least a majority in principal amount of the debt securities of the affected series may, under certain circumstances, rescind and annul such acceleration.

        The trustee will be required to give notice to the holders of debt securities within 90 days after a default under the applicable indenture unless the default has been cured or waived. The trustee may withhold notice to the holders of any series of debt securities of any default with respect to that series, except a default in the payment of the principal of or interest on any debt security of that series, if specified responsible officers of the trustee in good faith determine that withholding the notice is in the interest of the holders.

        Except in cases of default where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. We refer to this as an "indemnity." If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture, subject to certain limitations.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give the trustee written notice that an event of default has occurred and remains uncured;

  •
  The holders of at least a majority in principal amount of all outstanding securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action; and

  •
  The trustee must have not taken action for 60 days after receipt of the notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your security after its due date.

        Every year we will furnish to the trustee a written statement by certain of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities, or else specifying any default.

Modification of an Indenture

        There are three types of changes we can make to the indentures and the debt securities:

        Changes Requiring Your Approval.    First, there are changes we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal or interest on a debt security;

  •
  reduce any amounts due on a debt security or the rate or amount of interest;

  •
  reduce the amount of any premium due upon redemption;

  •
  reduce the amount of principal of an original issue discount security payable upon acceleration of its maturity or adversely affect any right of repayment at the option of the holder;

  •
  change the currency of payment on a debt security;

  •
  change the place of payment;

  •
  impair your right to sue for payment;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend an indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of an indenture or certain defaults and their consequences;

  •
  reduce the voting or quorum requirements;

  •
  modify or waive any provisions relating to default or event of default in the payment of principal of or premium, if any, or interest on the debt securities; or

  •
  modify any of the foregoing provisions.

        Changes Requiring a Majority Vote.    The second type of change to an indenture and the debt securities is the kind that requires a vote in favor by holders of debt securities owning a majority of the principal amount of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes that would not materially adversely affect holders of the debt securities. We require the same vote to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of an indenture or the debt securities listed in the first category described above under "—Changes Requiring Your Approval" unless we obtain your individual consent to the waiver.

        Changes Not Requiring Approval.    The third type of change does not require any vote by holders of debt securities. This type is limited to clarifications and certain other changes that would not materially adversely affect holders of the debt securities.

        Further Details Concerning Voting.    Debt securities are not considered outstanding, and therefore the holders thereof are not eligible to vote if we have deposited or set aside in trust for you money for their payment or redemption or if we or one of our affiliates own them. The holders of debt securities are also not eligible to vote if they have been fully defeased as described immediately below under "—Discharge, Defeasance and Covenant Defeasance—Full Defeasance." For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default.

Discharge, Defeasance and Covenant Defeasance

        Discharge.    We may discharge some obligations to holders of any series of debt securities that either have become due and payable or will become due and payable within one year, or scheduled for redemption within one year, by irrevocably depositing with the trustee, in trust, funds in the applicable currency in an amount sufficient to pay the debt securities, including any premium and interest.

        Full Defeasance.    We can, under particular circumstances, effect a full defeasance of your series of debt securities. By this we mean we can legally release ourselves from any payment or other obligations on the debt securities if, among other things, we put in place the arrangements described below to repay you and deliver certain certificates and opinions to the trustee:

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities a combination of money or U.S. government agency notes or bonds (or, in some circumstances, depositary receipts representing these notes or bonds) that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

  •
  The current federal tax law must be changed or an Internal Revenue Service, or IRS, ruling must be issued permitting the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us; and

  •
  We must deliver to the trustee a legal opinion confirming the tax law change or IRS ruling described above.

        If we did accomplish full defeasance, you would have to rely solely on the trust deposit for repayment on the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. You would also be released from any subordination provisions.

        Notwithstanding the foregoing, the following rights and obligations will survive full defeasance:

  •
  your rights to receive payments from the trust when payments are due;

  •
  our obligations relating to registration and transfer of securities and lost or mutilated certificates; and

  •
  our obligations to maintain a payment office and to hold moneys for payment in trust.

        Covenant Defeasance.    Under current federal income tax law, we can make the same type of deposit described above and be released from some of the restrictive covenants in the debt securities. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and securities set aside in trust to repay the securities, and you would be released from any subordination provisions.

        If we accomplish covenant defeasance, the following provisions of an indenture and the debt securities would no longer apply:

  •
  any covenants applicable to the series of debt securities and described in the applicable prospectus supplement;

  •
  any subordination provisions; and

  •
  certain events of default relating to breach of covenants and acceleration of the maturity of other debt set forth in any prospectus supplement.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if a shortfall in the trust deposit occurred. If one of the remaining events of default occurs, for example, our bankruptcy, and the debt securities become immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

        Unless otherwise provided in the applicable prospectus supplement, if after we have deposited funds and/or government obligations to effect defeasance or covenant defeasance (1) a holder elects to receive payment in a currency other than that in which the deposit has been made, or (2) a "Conversion Event" occurs in respect of the currency in which the deposit has been made, the indebtedness represented by that debt security will be deemed to have been, and will be, fully discharged and satisfied through the payment of the principal of (and premium, if any) and interest on the debt security as they become due out of the proceeds yielded by converting the amount deposited in trust into the currency, currency unit or composite currency in which that debt security becomes payable as a result of the holder's election or the "Conversion Event" based on the applicable market exchange rate.

        A "Conversion Event" means the cessation of use of:

  •
  a currency, currency unit or composite currency both by the government of the country that issued the currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community; or

  •
  any currency unit or composite currency for the purposes for which it was established.

        Unless otherwise provided in the applicable prospectus supplement, all payments of principal of (and premium, if any) and interest on any debt security that is payable in a foreign currency that ceases to be used by its government of issuance will be made in U.S. dollars.

Meetings of Holders

        A meeting of the holders of debt securities may be called at any time by the trustee, and also, upon request, by us or the holders of at least 25% in principal amount of the outstanding debt securities, upon notice given as provided in the indenture. Except for any consent or other action that must be specifically given by the holder of each debt security, any resolution presented at a meeting at which a quorum is present may be adopted by a majority vote of the outstanding debt securities. Any resolution that may be made by the holders of less than a majority of the outstanding debt securities may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of such specified percentage. Any resolution passed or decision taken at any meeting of holders of debt securities duly held in accordance with the applicable indenture will be binding on all holders of the debt securities of that series. The quorum at any meeting called to adopt a resolution will be persons representing a majority in principal amount of the outstanding debt securities. However, if any action is to be taken at a meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities, the persons holding or representing such specified percentage in principal amount of the outstanding debt securities will constitute a quorum.

        If any action is to be taken at a meeting of holders of debt securities of any series with respect to any consent, waiver or other action that such indenture expressly provides may be made, given or taken by the holders of such series and one or more additional series: (1) there will be no minimum quorum requirement for such meeting and (2) the principal amount of the outstanding debt securities of that series that vote in favor of such consent, waiver or other action will be taken into account in determining whether such consent, waiver or other action has been made, given or taken under the indenture.

Conversion Rights

        The terms and conditions, if any, upon which the debt securities are convertible into common or preferred shares will be set forth in the applicable prospectus supplement. Such terms will include whether the debt securities are convertible into common or preferred shares, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such debt securities and any restrictions on conversion, including restrictions directed at maintaining our real estate investment trust status under the Internal Revenue Code of 1986, as amended, or the Code.

Subordination

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which any series of senior subordinated securities or junior subordinated securities is subordinated to debt securities of another series or to our other indebtedness. The terms will include a description of:

  •
  the indebtedness ranking senior to the debt securities being offered;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered while a default with respect to the senior indebtedness is continuing;

  •
  the restrictions, if any, on payments to the holders of the debt securities being offered following an event of default; and

  •
  provisions requiring holders of the debt securities being offered to remit some payments to holders of senior indebtedness.

Global Securities

        We may issue the debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with a depositary identified in the applicable prospectus supplement. We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, or DTC, and will be registered in the name of DTC's nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. We will describe additional or differing terms of the depositary arrangements in the applicable prospectus supplement relating to a particular series of debt securities issued in the form of global securities.

        DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its direct participants deposit with DTC. DTC also facilitates the clearance and settlement among direct participants of securities transactions through electronic computerized book-entry changes in direct participants' accounts. This eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, some of whom own DTC. Access to DTC's book-entry system is also available to indirect participants, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant. The rules applicable to DTC and its participants are on file with the SEC.

        Upon the issuance of a registered global security, DTC will credit, on its book-entry registration and transfer system, the direct participants' accounts with the respective principal or face amounts of the debt securities beneficially owned by the direct participants. Any dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by DTC, with respect to interests of direct participants, and on the records of direct participants, with respect to interests of persons holding through direct participants.

        So long as DTC or its nominee is the registered owner of a global note, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities evidenced by a global note for all purposes under the indentures. Except as described below, as an owner of a beneficial interest in debt securities evidenced by a global note you will not be entitled to have any of the debt securities evidenced by such global note registered in your name, you will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and you will not be considered the owner or holder thereof under the indentures for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, you must rely on the procedures of DTC and, if you are not a direct participant, on the procedures of the direct participant through which you own your interest to exercise any rights of a "holder" under the indentures. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair your ability to own, pledge or transfer beneficial interests in any global note.

        To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities; DTC's records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

        Payments of principal and interest or additional amounts, if any, will be made by us to Cede & Co., as nominee of DTC, in immediately available funds and it is our responsibility. DTC's practice is to credit the accounts of direct participants on the applicable payment date in accordance with their respective beneficial interests in the relevant security as shown on the records of DTC. Payments by direct participants to the beneficial owners of debt securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of DTC's direct participants. Payment to Cede & Co. is our responsibility. Disbursement of such payments to direct participants is the responsibility of DTC. Disbursement of such payments to the beneficial owners is the responsibility of direct and indirect participants. Redemption notices with respect to any debt securities will be sent to DTC. If less than all of the debt securities are to be redeemed, DTC's practice is to determine by lot the amount of interest of each direct participant in such issue to be redeemed.

        Neither we nor the trustee nor any other agent of ours or any agent of the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent to vote with respect to the debt securities unless authorized by a direct participant in accordance with DTC's procedures. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts debt securities are credited on the record date (identified in a listing attached to the omnibus proxy). We understand that, under existing industry practice, if we request any action of holders or if an owner of a beneficial interest in a global note desires to give or take any action which a holder is entitled to give or take under the indentures, DTC would authorize the direct participants holding the relevant beneficial interest to give or take such action, and such direct participants would authorize beneficial owners through such direct participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

        Debt securities which are evidenced by a global note will be exchangeable for certified debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and a successor depositary is not appointed within 90 days;

  •
  there shall have occurred and be continuing an event of default; or

  •
  we determine not to require all of the debt securities to be evidenced by a global note and notify the trustee of our decision, in which case we will issue individual debt securities in denominations of $1,000 and integral multiples thereof.

        The information in this prospectus concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy or completeness. We assume no responsibility for the performance by DTC or its participants of their respective obligations, including obligations that they have under the rules and procedures that govern their operations.

DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

        Our declaration of trust authorizes us to issue up to an aggregate of 250,000,000 shares of beneficial interest, of which 150,000,000 are currently designated as common shares, par value $.01 per share, and 100,000,000 are currently designated as preferred shares, without par value, and authorizes our board of trustees, or board, to determine, at any time and from time to time the number of authorized shares of beneficial interest, as described below. As of August 27, 2009, we had 123,327,635 common shares issued and outstanding, 3,450,000 shares of Series B Cumulative Redeemable Preferred Shares issued and outstanding as described below under "—Series B Cumulative Redeemable Preferred Shares" and 12,700,000 shares of Series C Cumulative Redeemable Preferred Shares issued and outstanding as described below under "—Series C Cumulative Redeemable Preferred Shares." In connection with the adoption of our original shareholders' rights plan in May 1997, our board designated 1,500,000 shares of beneficial interest as junior participating preferred shares, par value $.01 per share, which are described more fully below under "—Junior Participating Preferred Shares." As of the date of this prospectus, no other class or series of preferred shares has been established.

        Our declaration of trust contains a provision permitting our board, without any action by our shareholders, to amend the declaration of trust to increase or decrease the total number of shares of beneficial interest or the number of shares of any class that we have authority to issue. Our declaration of trust further authorizes our board to reclassify any unissued shares into other classes or series that we choose. We believe that giving these powers to our board will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other business needs which might arise. Although our board has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of the class or series, delay or prevent a change in control.

Common Shares

        The following is a summary of the material terms of our common shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of your securities described in the applicable prospectus supplement.

        Except as otherwise described in any applicable prospectus supplement, all of our common shares are entitled to the following, subject to the preferential rights of any other class or series of shares which may be issued and to the provisions of our declaration of trust regarding the restriction of the ownership of shares of beneficial interest:

  •
  to receive distributions on our shares if, as and when authorized by our board and declared by us out of assets legally available for distribution; and

  •
  to share ratably in our assets legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all of our known debts and liabilities.

        Subject to the provisions of our declaration of trust regarding the restriction on the transfer of shares of beneficial interest, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees. Holders of our common shares do not have cumulative voting rights in the election of trustees.

        Holders of our common shares have no preference, conversion, exchange, sinking fund, redemption or appraisal rights. Shareholders have no preemptive rights to subscribe for any of our securities.

        For other information with respect to our common shares, including effects that provisions in our declaration of trust and bylaws may have in delaying, deferring or preventing a change in our control, see "Description of Certain Provisions of Maryland Law and our Declaration of Trust and Bylaws" below.

Preferred Shares

        The following is a summary of the material terms of our currently authorized but unissued preferred shares of beneficial interest. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust, including the applicable articles supplementary, and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the description of the particular terms of our securities described in the applicable prospectus supplement.

        General.    Our declaration of trust authorizes our board to determine the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of our authorized and unissued preferred shares. These may include:

  •
  the distinctive designation of each series and the number of shares that will constitute the series;

  •
  the voting rights, if any, of shares of the series;

  •
  the distribution rate on the shares of the series, any restriction, limitation or condition upon the payment of the distribution, whether distributions will be cumulative, and the dates on which distributions accumulate and are payable;

  •
  the prices at which, and the terms and conditions on which, the shares of the series may be redeemed, if the shares are redeemable;

  •
  the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of the series;

  •
  any preferential amount payable upon shares of the series upon our liquidation or the distribution of our assets;

  •
  if the shares are convertible, the price or rates of conversion at which, and the terms and conditions on which, the shares of the series may be converted into other securities; and

  •
  whether the series can be exchanged, at our option, into debt securities, and the terms and conditions of any permitted exchange.

        The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could discourage an unsolicited acquisition proposal. In addition, the rights of holders of common shares will be subject to, and may be adversely affected by, the rights of holders of any preferred shares that we may issue in the future.

        The following describes some general terms and provisions of the preferred shares to which a prospectus supplement may relate. The statements below describing the preferred shares are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our declaration of trust, including any applicable articles supplementary, and our bylaws.

        The prospectus supplement will describe the specific terms as to each issuance of preferred shares, including:

  •
  the description of the preferred shares;

  •
  the number of the preferred shares offered;

  •
  the voting rights, if any, of the holders of the preferred shares;

  •
  the offering price of the preferred shares;

  •
  the distribution rate, when distributions will be paid, or the method of determining the distribution rate if it is based on a formula or not otherwise fixed;

  •
  the date from which distributions on the preferred shares shall accumulate;

  •
  the provisions for any auctioning or remarketing, if any, of the preferred shares;

  •
  the provision, if any, for redemption or a sinking fund;

  •
  the liquidation preference per share;

  •
  any listing of the preferred shares on a securities exchange;

  •
  whether the preferred shares will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

  •
  whether interests in the preferred shares will be represented by depositary shares as more fully described below under "Description of Depositary Shares";

  •
  a discussion of federal income tax considerations;

  •
  the relative ranking and preferences of the preferred shares as to distribution and liquidation rights;

  •
  any limitations on issuance of any preferred shares ranking senior to or on a parity with the series of preferred shares being offered as to distribution and liquidation rights;

  •
  any limitations on direct or beneficial ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a real estate investment trust; and

  •
  any other specific preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption of the preferred shares.

        As described under "Description of Depositary Shares," we may, at our option, elect to offer depositary shares evidenced by depositary receipts. If we elect to do this, each depositary receipt will represent a fractional interest in a share of the particular series of the preferred shares issued and deposited with a depositary. The applicable prospectus supplement will specify that fractional interest.

Rank

        Unless our board otherwise determines and we so specify in the applicable prospectus supplement, we expect that the preferred shares will, with respect to distribution rights and rights upon liquidation or dissolution, rank senior to all our common shares.

Distributions

        Holders of preferred shares of each series will be entitled to receive cash and/or share distributions at the rates and on the dates shown in the applicable prospectus supplement. Even though the preferred shares may specify a fixed rate of distribution, our board must authorize and we must declare those distributions and they may be paid only out of assets legally available for payment. We will pay each distribution to holders of record as they appear on our share transfer books on the record dates fixed by our board. In the case of preferred shares represented by depositary receipts, the records of the depositary referred to under "Description of Depositary Shares" will determine the persons to whom distributions are payable.

        Distributions on any series of preferred shares may be cumulative or noncumulative, as provided in the applicable prospectus supplement. We refer to each particular series, for ease of reference, as the applicable series. Cumulative distributions will be cumulative from and after the date shown in the applicable prospectus supplement. If our board fails to authorize a distribution on any applicable series that is noncumulative, the holders will have no right to receive, and we will have no obligation to pay, a distribution in respect of the applicable distribution period, whether or not distributions on that series are declared payable in the future.

        If the applicable series is entitled to a cumulative distribution, we may not declare, or pay or set aside for payment, any full distributions on any other series of preferred shares ranking, as to distributions, on a parity with or junior to the applicable series, unless we declare, and either pay or set aside for payment, full cumulative distributions on the applicable series for all past distribution periods and the then current distribution period. If the applicable series does not have a cumulative distribution, we must declare, and pay or set aside for payment, full distributions for the then current distribution period only. When distributions are not paid, or set aside for payment, in full upon any applicable series and the shares of any other series ranking on a parity as to distributions with the applicable series, we must declare, and pay or set aside for payment, all distributions upon the applicable series and any other parity series proportionately, in accordance with accrued and unpaid distributions of the several series. For these purposes, accrued and unpaid distributions do not include unpaid distribution periods on noncumulative preferred shares. No interest will be payable in respect of any distribution payment that may be in arrears.

        Except as provided in the immediately preceding paragraph, unless we declare, and pay or set aside for payment, full cumulative distributions, including for the then current period, on any cumulative applicable series, we may not declare, or pay or set aside for payment, any distributions upon common shares or any other equity securities ranking junior to or on a parity with the applicable series as to distributions or upon liquidation. The foregoing restriction does not apply to distributions paid in common shares or other equity securities ranking junior to the applicable series as to distributions and upon liquidation. If the applicable series is noncumulative, we need only declare, and pay or set aside for payment, the distribution for the then current period, before declaring distributions on common shares or junior or parity securities. In addition, under the circumstances that we could not declare a distribution, we may not redeem, purchase or otherwise acquire for any consideration any common shares or other parity or junior equity securities, except upon conversion into or exchange for common shares or other junior equity securities. We may, however, make purchases and redemptions otherwise prohibited pursuant to certain redemptions or pro rata offers to purchase the outstanding shares of the applicable series and any other parity series of preferred shares.

        We will credit any distribution payment made on an applicable series first against the earliest accrued but unpaid distribution due with respect to the series.

Redemption

        We may have the right or may be required to redeem one or more series of preferred shares, as a whole or in part, in each case upon the terms, if any, and at the times and at the redemption prices shown in the applicable prospectus supplement.

        If a series of preferred shares is subject to mandatory redemption, we will specify in the applicable prospectus supplement the number of shares we are required to redeem, when those redemptions start, the redemption price, and any other terms and conditions affecting the redemption. The redemption price will include all accrued and unpaid distributions, except in the case of noncumulative preferred shares. The redemption price may be payable in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred shares of any series is payable only from the net proceeds of our issuance of shares of beneficial interest, the terms of the preferred shares may provide that, if no shares of beneficial interest shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, the preferred shares will automatically and mandatorily be converted into shares of beneficial interest pursuant to conversion provisions specified in the applicable prospectus supplement.

Liquidation Preference

        The applicable prospectus supplement will show the liquidation preference of the applicable series. Upon our voluntary or involuntary liquidation, before any distribution may be made to the holders of our common shares or any other shares of beneficial interest ranking junior in the distribution of assets upon any liquidation to the applicable series, the holders of that series will be entitled to receive, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference, plus an amount equal to all distributions accrued and unpaid. In the case of a noncumulative applicable series, accrued and unpaid distributions include only the then current distribution period. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. If liquidating distributions shall have been made in full to all holders of preferred shares, our remaining assets will be distributed among the holders of any other shares of beneficial interest ranking junior to the preferred shares upon liquidation, according to their rights and preferences and in each case according to their number of shares.

        If, upon any voluntary or involuntary liquidation, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding shares of that series and the corresponding amounts payable on all shares of beneficial interest ranking on a parity in the distribution of assets with that series, then the holders of that series and all other equally ranking shares of beneficial interest shall share ratably in the distribution in proportion to the full liquidating distributions to which they would otherwise be entitled.

        For these purposes, our consolidation or merger with or into any other trust or corporation or other entity, or the sale, lease or conveyance of all or substantially all of our property or business, will not be a liquidation.

Voting Rights

        Holders of our preferred shares will not have any voting rights, except as shown below or as otherwise from time to time specified in the applicable prospectus supplement.

        Unless otherwise specified in the applicable prospectus supplement, holders of our preferred shares (voting separately as a class with all other series of preferred shares with similar voting rights) will be entitled to elect two additional trustees to our board at our next annual meeting of shareholders and at each subsequent annual meeting if at any time distributions on the applicable series are in arrears for six consecutive quarterly periods. If the applicable series has a cumulative distribution, the right to elect additional trustees described in the preceding sentence shall remain in effect until we declare or pay and set aside for payment all distributions accrued and unpaid on the applicable series. If the applicable series does not have a cumulative distribution, the right to elect additional trustees described above shall remain in effect until we declare or pay and set aside for payment distributions accrued and unpaid on four consecutive quarterly periods on the applicable series. In the event the preferred shareholders are so entitled to elect trustees, the entire board will be increased by two trustees.

        Unless otherwise provided for in an applicable series, so long as any preferred shares are outstanding, we may not, without the affirmative vote or consent of a majority of the shares of each series of preferred shares outstanding at that time:

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  authorize, create or increase the authorized or issued amount of any class or series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  reclassify any authorized shares of beneficial interest into a series of shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights;

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  create, authorize or issue any security or obligation convertible into or evidencing the right to purchase any shares of beneficial interest ranking senior to that series of preferred shares with respect to distribution and liquidation rights; and

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  amend, alter or repeal the provisions of our declaration of trust or any articles supplementary relating to that series of preferred shares, whether by merger consolidation or otherwise, that materially and adversely affects the series of preferred shares.

        The authorization, creation or increase of the authorized or issued amount of any class or series of shares of beneficial interest ranking on parity or junior to a series of preferred shares with respect to distribution and liquidation rights will not be deemed to materially and adversely affect that series.

        The foregoing voting provisions will not apply if all of the outstanding shares of the series of preferred shares with the right to vote have been redeemed or called for redemption and sufficient funds have been deposited in trust for the redemption either at or prior to the act triggering these voting rights.

        As more fully described under "Description of Depositary Shares" below, if we elect to issue depositary shares, each representing a fraction of a share of a series, each depositary will in effect be entitled to a fraction of a vote per depositary share.

Conversion Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which you may, or we may require you to, convert shares of any series of preferred shares into common shares or any other class or series of shares of beneficial interest. The terms will include the number of common shares or other securities into which the preferred shares are convertible, the conversion price (or the manner of determining it), the conversion period, provisions as to whether conversion will be at the option of the holders of the series or at our option, the events requiring an adjustment of the conversion price, and provisions affecting conversion upon the redemption of shares of the series.

Our Exchange Rights

        We will describe in the applicable prospectus supplement the terms and conditions, if any, upon which we can require you to exchange shares of any series of preferred shares for debt securities. If an exchange is required, you will receive debt securities with a principal amount equal to the liquidation preference of the applicable series of preferred shares. The other terms and provisions of the debt securities will not be materially less favorable to you than those of the series of preferred shares being exchanged.

Series B Cumulative Redeemable Preferred Shares

        The following is a summary of the material terms of our 8.875% Series B Cumulative Redeemable Preferred Shares, or Series B preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        In December 2002, we issued and sold 3,450,000 shares of our Series B preferred shares in a public offering. The price to the public was $25 per share.

        Holders of Series B preferred shares are entitled to receive cumulative cash distributions at a rate of 8.875% per year of the $25 per share liquidation preference (equivalent to $2.21875 per year per share). Distributions on the Series B preferred shares are payable quarterly in arrears on January 15, April 15, July 15 and October 15 or, if not a business day, the next business day. Distributions on the Series B preferred shares are cumulative. The Series B preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our Series C preferred shares. The Series B preferred shares do not have any maturity date, and we are not required to redeem the Series B preferred shares. We may, at our option, redeem the Series B preferred shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

        If we liquidate, dissolve or wind up, holders of the Series B preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series B preferred shares as to liquidation rights. The rights of the holders of the Series B preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series B preferred shares, including our Series C preferred shares. See "—Series C Cumulative Redeemable Preferred Shares." Holders of any series of our preferred shares, including the Series B preferred shares, generally have no voting rights. However, if we do not pay distributions on the Series B preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series B preferred shares, voting together with the holders of any other class or series of our preferred shares which has similar voting rights, including our Series C preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series B preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series B preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series B preferred shares. The Series B preferred shares are not convertible into or exchangeable for any other securities or property.

Series C Cumulative Redeemable Preferred Shares

        The following is a summary of the material terms of our 7% Series C Cumulative Redeemable Preferred Shares, or the Series C preferred shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read our declaration of trust and bylaws, copies of which have been filed with the SEC. See "Where You Can Find More Information."

        In February 2007, we issued and sold 12,700,000 shares of our Series C preferred shares in a public offering. The price to the public was $25 per share.

        Holders of Series C preferred shares are entitled to receive cumulative cash distributions at a rate of 7% per year of the $25 per share liquidation preference (equivalent to $1.75 per year per share). Distributions on the Series C preferred shares are payable quarterly in arrears on February 15, May 15, August 15 and November 15 or, if not a business day, the next business day. Distributions on the Series C preferred shares are cumulative. The Series C preferred shares rank senior to our common shares and our junior participating preferred shares with respect to the payment of dividends and on a parity with each of our other series or classes of preferred shares, including our Series B preferred shares. The Series C preferred shares do not have any maturity date, and we are not required to redeem the Series C preferred shares. We may not redeem the Series C preferred shares prior to February 15, 2012, except in limited circumstances relating to our continuing qualification as a Maryland REIT. On and after February 15, 2012, we may, at our option, redeem the Series C preferred shares, in whole or from time to time in part, by payment of $25 per share, plus accrued and unpaid distributions through and including the date of redemption.

        If we liquidate, dissolve or wind up, holders of the Series C preferred shares will have the right to receive $25 per share, plus accrued and unpaid distributions through the date of payment, before any payments are made to the holders of our common shares and any other shares of beneficial interest ranking junior to the Series C preferred shares as to liquidation rights. The rights of the holders of the Series C preferred shares to receive their liquidation preference will be subject to the proportionate rights of each other series or class of shares ranking on a parity with the Series C preferred shares, including our Series B preferred shares. See "—Series B Cumulative Redeemable Preferred Shares." Holders of any series of our preferred shares, including the Series C preferred shares generally have no voting rights. However, if we do not pay distributions on the Series C preferred shares for six or more quarterly periods (whether or not consecutive), the holders of the Series C preferred shares, voting together with the holders of any other class or series of our shares which has similar voting rights, including our Series B preferred shares, will be entitled to vote for the election of two additional trustees to serve on our board until we pay all distributions which we owe on our preferred shares. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series C preferred shares is required for us to authorize, create or increase the shares of beneficial interest ranking senior to the Series C preferred shares or to amend our declaration of trust in a manner that materially and adversely affects the rights, preferences, privileges or voting powers of the Series C preferred shares. The Series C preferred shares are not convertible into or exchangeable for any other securities or property.

Junior Participating Preferred Shares

        In connection with the adoption of our original shareholders' rights plan in May 1997, our board established an authorized but unissued class of 1,500,000 junior participating preferred shares, par value $.01 per share. The original shareholders' rights plan is no longer in effect. See "Description of Certain Provisions of Maryland Law and of our Declaration of Trust and Bylaws—Rights Plan," for a summary of our current shareholders' rights plan.

DESCRIPTION OF DEPOSITARY SHARES

General

        The following is a summary of the material provisions of any deposit agreement and of the depositary shares and depositary receipts representing depositary shares. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of deposit agreement and depositary receipts which will be filed as exhibits to the registration statement of which this prospectus is a part prior to an offering of depositary shares. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        We may, at our option, elect to offer fractional interests in shares of preferred shares, rather than shares of preferred shares. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred shares of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will show the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the distribution, voting, conversion, redemption, liquidation and other rights and preferences of the preferred shares represented by those depositary shares.

        Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.

Distributions

        A depositary will be required to distribute all cash distributions received in respect of the applicable preferred shares to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.

        If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

        Depositary shares that represent preferred shares converted or exchanged will not be entitled to distributions. The deposit agreement will also contain provisions relating to the manner in which any subscription or similar rights we offer to holders of the preferred shares will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.

Withdrawal of Preferred Shares

        You may receive the number of whole shares of your series of preferred shares and any money or other property represented by those depositary receipts after surrendering the depositary receipts at the corporate trust office of the depositary. Partial shares of preferred shares will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole preferred shares you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred shares, you will not be entitled to re-deposit those preferred shares under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for withdrawn preferred shares.

Redemption of Depositary Shares

        If we redeem a series of the preferred shares underlying the depositary shares, the depositary will redeem those shares from the proceeds received by it. The depositary will mail notice of redemption not less than 30 and not more than 60 days before the date fixed for redemption to the record holders of the depositary receipts evidencing the depositary shares we are redeeming at their addresses appearing in the depositary's books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred shares. The redemption date for depositary shares will be the same as that of the preferred shares. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.

        After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.

Voting of the Preferred Shares

        Upon receipt of notice of any meeting at which the holders of the applicable preferred shares are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the applicable depositary receipts. Each record holder of depositary receipts on the record date, which will be the same date as the record date, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred shares represented by the holder's depositary shares. The depositary will try, as practical, to vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to do so. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out an instruction to vote or for the effect of any such vote made so long as the action or inaction of the depositary is in good faith and is not the result of the depositary's gross negligence or willful misconduct.

Liquidation Preference

        Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each preferred share represented by the depositary shares, as shown in the applicable prospectus supplement.

Conversion or Exchange of Preferred Shares

        The depositary shares will not themselves be convertible into or exchangeable for common shares, preferred shares or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause conversion of the preferred shares represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred shares represented by the depositary shares into our debt securities. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.

Taxation

        As owner of depositary shares, you will be treated for U.S. federal income tax purposes as if you were an owner of the series of preferred shares represented by the depositary shares. Therefore, you will be required to take into account for U.S. federal income tax purposes income and deductions to which you would be entitled if you were a holder of the underlying series of preferred shares. In addition:

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  no gain or loss will be recognized for U.S. federal income tax purposes upon the withdrawal of preferred shares in exchange for depositary shares provided in the deposit agreement;

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  the tax basis of each preferred share to you as exchanging owner of depositary shares will, upon exchange, be the same as the aggregate tax basis of the depositary shares exchanged for the preferred shares; and

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  if you held the depositary shares as a capital asset at the time of the exchange for preferred shares, the holding period for the preferred shares will include the period during which you owned the depositary shares.

Amendment and Termination of a Deposit Agreement

        We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.

        Any deposit agreement may be terminated by us upon not less than 30 days' prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a Maryland REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional shares of preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:

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  all depositary shares have been redeemed;

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  there shall have been a final distribution in respect of the related preferred shares in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred shares; or

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  each related preferred share shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred shares and any redemption of preferred shares. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.

Resignation and Removal of Depositary

        A depositary may resign at any time by delivering to us notice of its election to do so. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company having its principal office in the United States that has a combined capital and surplus of at least $50 million.

Miscellaneous

        A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred shares. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of depositary receipts upon reasonable notice.

        Neither a depositary nor our company will be liable if it is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct. Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred shares unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred shares for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.

        If a depositary receives conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF WARRANTS

        The following is a summary of the material terms of our warrants and the warrant agreement. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the forms of warrants and the warrant agreement which will be filed as exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of our securities described in the applicable prospectus supplement.

        We may issue, together with any other securities being offered or separately, warrants entitling the holder to purchase from or sell to us, or to receive from us the cash value of the right to purchase or sell, debt securities, preferred shares, depositary shares, common shares or trust preferred shares. We and a warrant agent will enter a warrant agreement pursuant to which the warrants will be issued. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. We will file a copy of the forms of warrants and the warrant agreement with the SEC at or before the time of the offering of the applicable series of warrants.

        In the case of each series of warrants, the applicable prospectus supplement will describe the terms of the warrants being offered thereby. These include the following, if applicable:

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  the offering price;

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  the currencies in which such warrants are being offered;

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  the number of warrants offered;

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  the securities underlying the warrants;

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  the exercise price, the procedures for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;

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  the date on which the warrants will expire;

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  federal income tax consequences;

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  the rights, if any, we have to redeem the warrants;

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  the name of the warrant agent; and

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  the other terms of the warrants.

        Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.

        The warrant agreement may be amended or supplemented without the consent of the holders of the warrants to which the amendment or supplement applies to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. However, any amendment that materially and adversely alters the rights of the holders of warrants will not be effective unless the holders of at least a majority of the applicable warrants then outstanding approve the amendment. Every holder of an outstanding warrant at the time any amendment becomes effective, by continuing to hold the warrant, will be bound by the applicable warrant agreement as amended thereby. The prospectus supplement applicable to a particular series of warrants may provide that certain provisions of the warrants, including the securities for which they may be exercisable, the exercise price, and the expiration date may not be altered without the consent of the holder of each warrant.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEE

Trust Preferred Securities

        The following is a summary of the material terms of the trust preferred securities and the amended and restated trust agreement of each HPT Capital Trust. Because it is a summary, it does not contain all of the information that may be important to you. If you want more information, you should read the form of amended and restated trust agreement which is filed as an exhibit to the registration statement of which this prospectus is a part. If and when trust preferred securities are issued by an HPT Capital Trust, its current declaration of trust will be replaced by an amended and restated trust agreement which will authorize its trustees to issue one series of trust preferred securities and one series of trust common securities. Each HPT Capital Trust will file any final amended and restated trust agreement if it issues trust preferred securities. See "Where You Can Find More Information." This summary is also subject to and qualified by reference to the descriptions of the particular terms of your securities described in the applicable prospectus supplement.

        The trust agreement of each HPT Capital Trust will be subject to, and governed by, the Trust Indenture Act. The trust preferred securities will be issued to the public under the registration statement of which this prospectus is a part. The trust common securities will be issued directly or indirectly to us.

        The trust preferred securities will have the terms, including distributions, redemption, voting, conversion, liquidation rights and such other preferred, deferred or other special rights or such restrictions as set forth in the trust agreement or made part of the trust agreement by the Trust Indenture Act. A prospectus supplement will describe the specific terms of the trust preferred securities that an HPT Capital Trust is offering, including:

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  the distinctive designation of trust preferred securities;

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  the number of trust preferred securities issued by the HPT Capital Trust;

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  the annual distribution rate, or method of determining the rate, for trust preferred securities and the date(s) upon which distributions will be payable;

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  whether distributions on trust preferred securities will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date(s) from which distributions on trust preferred securities will be cumulative;

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  the amount or amounts that will be paid out of the assets of the HPT Capital Trust to the holders of trust preferred securities upon voluntary or involuntary dissolution, winding up or termination of that HPT Capital Trust;

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  any terms and conditions under which trust preferred securities may be converted into our shares of beneficial interest, including the conversion price per share and any circumstances under which the conversion right will expire;

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  any terms and conditions upon which the related series of our debt securities may be distributed to holders of trust preferred securities;

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  any obligation of the HPT Capital Trust to purchase or redeem trust preferred securities and the price(s) at which, the period(s) within which and the terms and conditions upon which trust preferred securities will be purchased or redeemed, in whole or in part, under that obligation;

  •
  any voting rights of trust preferred securities in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the holders of trust preferred securities, as a condition to specified action or amendments to the trust agreement; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities consistent with the trust agreement or with applicable law.

        Under the trust agreement, the Property Trustee will own a series of our debt securities purchased by the HPT Capital Trust for the benefit of the holders of its trust preferred securities and the trust common securities. The payment of distributions out of money held by the HPT Capital Trusts, and payments upon redemption of trust preferred securities or liquidation of the HPT Capital Trusts, will be guaranteed by us to the extent described under "—Trust Guarantee." The debt securities purchased by an HPT Capital Trust may be senior or subordinated and may be convertible, as described in the applicable prospectus supplement.

        Certain United States federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

        In connection with the issuance of trust preferred securities, each HPT Capital Trust will also issue one series of trust common securities. The trust agreement will authorize the trustees, other than the Property Trustee, of the HPT Capital Trust to issue on behalf of the HPT Capital Trust one series of trust common securities having such terms as will be set forth in the trust agreement. These terms will include distributions, conversion, redemption, voting, liquidation rights and any restrictions as may be contained in the trust agreement.

        Except as otherwise provided in the prospectus supplement, the terms of the trust common securities will be substantially identical to the terms of the trust preferred securities. The trust common securities will rank on parity with, and payments will be made on the trust common securities pro rata with, the trust preferred securities, except that, upon an event of default under the trust agreement, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Except in limited circumstances, the holders of the trust common securities will also have the right to vote and appoint, remove or replace any of the trustees of the HPT Capital Trust. All of the trust common securities of each HPT Capital Trust will be directly or indirectly owned by us.

Trust Guarantee

        We will execute and deliver a guarantee concurrently with the issuance by each HPT Capital Trust of its trust preferred securities, for the benefit of the holders from time to time of the trust preferred securities. The applicable prospectus supplement will describe any significant differences between the actual terms of our guarantee and the summary below. The following is a summary of the material terms of our guarantee. Because it is a summary, it does not contain all information that may be important to you. If you want more information, you should refer to the full text of our guarantee, including the definitions of the terms used and not defined in this prospectus or the related prospectus supplement and those terms made a part of the guarantee by the Trust Indenture Act. The form of trust guarantee is filed as an exhibit to the registration statement of which this prospectus is a part.

        General.    We will irrevocably and unconditionally agree, to the extent set forth in the trust guarantee, to pay in full to the holders of trust preferred securities the guaranteed payments, except to the extent paid by the HPT Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim that the HPT Capital Trust may have or assert. The following payments, to the extent not paid by the HPT Capital Trust, will be subject to our guarantee:

  •
  any accrued and unpaid distributions that are required to be paid on the trust preferred securities, to the extent the HPT Capital Trust has funds legally available therefor;

  •
  the redemption price, including all accrued and unpaid distributions, payable out of funds legally available therefor, with respect to any trust preferred securities called for redemption by the HPT Capital Trust; and

  •
  upon a liquidation of an HPT Capital Trust, other than in connection with the distribution of our subordinated debt securities to the holders of the trust preferred securities or the redemption of all of the trust preferred securities issued by that HPT Capital Trust, the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on the trust preferred securities to the date of payment; and

  (2)
  the amount of assets of the HPT Capital Trust remaining available for distribution to holders of trust preferred securities in liquidation of that HPT Capital Trust.

        Our obligation to make a guarantee payment may be satisfied by the HPT Capital Trust's direct payment of the required amounts to the holders of trust preferred securities or by causing the HPT Capital Trust to pay the amount to the holders.

        Amendment and Assignment.    Except with respect to any changes that do not adversely affect the rights of holders of trust preferred securities, in which case no vote will be required, a trust guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding affected trust preferred securities. The manner of obtaining any approval of the holders will be described in our prospectus supplement. All guarantees and agreements contained in our guarantee will bind our successors and assigns and will inure to the benefit of the holders of the related trust preferred securities then outstanding.

        Termination.    Our guarantee will terminate:

  •
  upon full payment of the redemption price of all related trust preferred securities;

  •
  upon distribution of our debt securities held by the HPT Capital Trust to the holders of the trust preferred securities; or

  •
  upon full payment of the amounts payable in accordance with the trust agreement upon liquidation of the HPT Capital Trust.

        Our guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must restore payment of any sums paid under those trust preferred securities or the guarantee. If the debt securities purchased by the HPT Capital Trust or our guarantee are subordinated, the applicable subordination provisions will provide that in the event payment is made on the subordinated debt securities or the subordinated guarantee in contravention of the subordination provisions, such payments will be paid over to the holders of our senior debt securities.

        Ranking of Our Guarantee.    Each guarantee may be our secured or unsecured obligation and may be senior or subordinated, as described in the applicable prospectus supplement. The trust agreement will provide that each holder of trust preferred securities by acceptance of those securities agrees to the subordination provisions, if any, and other terms of the guarantee.

        Our guarantee will constitute a guarantee of payment and not of collection. The guarantee will be deposited with the Property Trustee to be held for the benefit of the trust preferred securities. The Property Trustee will have the right to enforce our guarantee on behalf of the holders of the trust preferred securities. The holders of not less than a majority in aggregate liquidation amount of the affected trust preferred securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of our guarantee, including the giving of directions to the Property Trustee. Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under our guarantee, without first instituting a legal proceeding against the related HPT Capital Trust, or any other person or entity. Our guarantee will not be discharged except by payment of the guarantee payments in full to the extent not paid by the HPT Capital Trust, and by complete performance of all obligations under the guarantee.

        Governing Law.    Our guarantee will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF CERTAIN PROVISIONS OF MARYLAND LAW AND OF
OUR DECLARATION OF TRUST AND BYLAWS

        We are organized as a Maryland REIT. The following is a summary of our declaration of trust and bylaws and several provisions of Maryland law. Because it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire declaration of trust and bylaws, copies of which we have previously filed with the SEC, or refer to the provisions of Maryland law.

Trustees

        Our declaration of trust and bylaws provide that our board will establish the number of trustees. The number of trustees constituting our entire board may be increased or decreased from time to time only by a vote of the trustees, provided, however, that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred or was created and until a successor is duly elected and qualifies.

        Our declaration of trust divides our board into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year.

        We believe that classification of our board helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting. The classified board provision could have the effect of making the replacement of our incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders are generally required to effect a change in a majority of our board.

        Under our bylaws, our trustees are qualified as "independent trustees" or "managing trustees", and our bylaws require that (except for temporary periods due to vacancies), a majority of the trustees holding office will at all times be independent trustees. For those purposes, an "independent trustee" is one who is not an employee of RMR and qualifies as independent under our declaration of trust and applicable rules of the NYSE. A "managing trustee" is a trustee who is not an independent trustee and who has been an employee of RMR or has been involved in our day to day activities for at least one year prior to his or her election. Our board is currently composed of three independent trustees and two managing trustees.

        In addition, our declaration of trust requires that, a majority of our trustees be independent trustees except for temporary periods due to vacancies. For such purpose, an "independent trustee" is one who is not one of our officers or an affiliate of RMR.

        Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of at least two-thirds of the shares entitled to vote on the matter. This provision precludes shareholders from removing our incumbent trustees unless they can obtain a substantial affirmative vote of shares.

Advance Notice of Trustee Nominations and New Business

        Shareholder recommendations for nominees.    A responsibility of our Nominating and Governance Committee is to consider candidates for election as trustees who are properly recommended by shareholders. To be considered by our Nominating and Governance Committee, a shareholder recommendation for a nominee must be made: (i) by a shareholder who is entitled under our bylaws and applicable state and federal laws to nominate the nominee at the meeting and (ii) by written notice to the chair of our Nominating and Governance Committee at our principal executive offices within the 30 day period ending on the last date on which shareholders may give a timely notice of nomination for such meeting under our bylaws and applicable state and federal laws, which notice must be accompanied by the information and documents with respect to the recommended nominee which the recommending shareholder would have been required to provide in order to nominate such nominee for election at the shareholders meeting in accordance with our bylaws, including those described below, and applicable state and federal laws. Any such notice must be accompanied by the same information, copies of share certificates and other documents as described below. Our Nominating and Governance Committee may request additional information about the shareholder nominee or about a recommending shareholder. Shareholder recommendations which meet the requirements set forth above will be considered using the same criteria as other candidates considered by our Nominating and Governance Committee.

        The preceding paragraph applies only to shareholder recommendations for nominees. A shareholder nomination must be made in accordance with the provisions of our bylaws, including the procedures discussed below.

        Shareholder nominations and other proposals at annual meetings.    Our bylaws require compliance with certain procedures for a shareholder to properly propose a nomination for election to our board or other business. If a shareholder who is entitled to do so under our bylaws wishes to propose a person for election to our board or other business, that shareholder must provide a written notice to our secretary. The shareholder giving notice must (i) have continuously held at least $2,000 in market value (as determined under our bylaws), or 1%, of our shares entitled to vote at the meeting on the election or the proposal of other business, as the case may be, for at least one year from the date the shareholder gives its advance notice (this requirement will not apply until April 1, 2010, with respect to a shareholder who continuously holds from and after April 1, 2009, shares entitled to vote at the meeting on such election or proposal of other business, as the case may be), (ii) be a shareholder of record at the time of giving notice through and including the time of the meeting, (iii) be present at the meeting to answer questions about the nomination or other business and (iv) have complied in all respects with the advance notice provisions for shareholder nominations and proposals of other business set forth in our bylaws.

        The notice must set forth detailed specified information about the nominee and the nominee's affiliates and associates, the shareholder making the nomination and affiliates and associates of that shareholder, and provide to the extent known by the shareholder giving the notice, the name and address of any other shareholder supporting the shareholder's nomination or proposal. With respect to nominations, the notice must state whether the nominee is proposed for nomination as an independent trustee or a managing trustee. In addition, at the same time as or prior to the submission of a shareholder nomination or proposal for consideration at a meeting of our shareholders that, if approved and implemented by us, would cause us to be in breach of any covenant in or in default under any debt instrument or agreement or other material agreement of ours or any subsidiary of ours, the shareholder must submit to our secretary (i) evidence satisfactory to our board of the lender's or contracting party's willingness to waive the breach of covenant or default, or (ii) a detailed plan for repayment of the applicable indebtedness or curing the contractual breach or default and satisfying any resulting damage, specifically identifying the actions to be taken or the source of funds, which plan must be satisfactory to our board in its discretion, and evidence of the availability to us of substitute credit or contractual arrangements similar to the credit or contractual arrangements which are implicated by the shareholder nomination or other proposal that are at least as favorable to us, as determined by our board in its discretion. Additionally, if (i) the submission of a shareholder nomination or proposal of other business to be considered at a shareholders meeting could not be considered or, if approved, implemented by us without our or any subsidiary of ours, or the proponent shareholder, the nominee, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action of any governmental or regulatory body, or a governmental action, or (ii) such shareholder's ownership of our shares or any solicitation of proxies or votes or holding or exercising proxies by such shareholder, the nominee or their respective affiliates or associates would require governmental action, then, at the same time as the submission of the shareholder nomination or proposal of other business, the proponent shareholder shall submit to us (x) evidence satisfactory to our board that any and all governmental action has been given or obtained, including, without limitation, such evidence as our board may require so that any nominee may be determined to satisfy any suitability or other requirements or (y) if such evidence was not obtainable from a governmental or regulatory body by such time despite the shareholder's diligent and best efforts, a detailed plan for making or obtaining the governmental action prior to the election of the nominee or the implementation of the proposal for other business, which plan must be satisfactory to our board in its discretion.

        Under our bylaws, in order for a shareholder's notice of nominations for trustee or other business to be properly brought before an annual meeting of shareholders, the shareholder must deliver the notice to our secretary at our principal executive offices not later than the close of business on the 120th day, and not earlier than the close of business on the 150th day, prior to the first anniversary of the date of the proxy statement for the preceding year's annual meeting. If the date of the proxy statement for the annual meeting is more than 30 days earlier than the first anniversary of the date of the proxy statement for the preceding year's annual meeting, other time requirements may be applicable to shareholder notices, as specified in our bylaws. In addition, no shareholder may give a notice to nominate or propose other business unless the shareholder holds a certificate for all our shares of beneficial interest owned by such shareholder during all times described in the first paragraph of this section "—Shareholder nominations and other proposals at annual meetings," and a copy of each certificate held by the shareholder must accompany the shareholder's notice. Also, we may request that any shareholder proposing a nominee for election to our board or other business at a meeting of our shareholders provide us, within three business days of such request, with written verification of the information submitted by the shareholder as well as other information.

        The foregoing description of the procedures for a shareholder to propose a nomination for election to our board or other business for consideration at an annual meeting is only a summary and is not complete. Our bylaws, including the provisions which concern the requirements for shareholder nominations and other proposals, will be filed as an exhibit to the registration statement of which this prospectus is a part.

Meetings of Shareholders

        Under our declaration of trust, our annual meeting of shareholders will take place within six months after the end of the fiscal year. Under our bylaws, special meetings of shareholders may be called only by a majority of our board.

Limitation of Liability and Indemnification of Trustees and Officers

        To the maximum extent permitted by Maryland law, our declaration of trust includes provisions limiting the liability of our present and former trustees and officers for money damages and obligating us to indemnify them against any claim or liability to which they may become subject by reason of their status or actions as our present or former trustees or officers. Our declaration of trust also obligates us to pay or reimburse individuals described above for reasonable expenses in advance of final disposition of a proceeding.

        The laws relating to Maryland REITs, or the Maryland REIT Law, permit a REIT to indemnify and advance expenses to its trustees and officers to the same extent permitted by the Maryland General Corporation Law, or the MGCL, for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers against judgments, penalties, fines, settlements and reasonable expenses incurred in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those capacities. However, a Maryland corporation is not permitted to provide this type of indemnification if the following is established:

  •
  the act or omission of the director or officer was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

  •
  the director or officer actually received an improper personal benefit in money, property or services; or

  •
  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        Additionally, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of that corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of the following:

  •
  a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

  •
  a written undertaking by him or on his behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that this standard of conduct was not met.

        We have also entered into indemnification agreements with our trustees and certain of our officers providing for procedures for indemnification by us to the fullest extent permitted by law and advancements by us of certain expenses and costs relating to claims, suits or proceedings arising from their service to us.

        The SEC has expressed the opinion that indemnification of trustees, officers or persons otherwise controlling a company for liabilities arising under the Securities Act is against public policy and is therefore unenforceable.

Shareholder Liability

        Under the Maryland REIT Law, a shareholder is not personally liable for the obligations of a REIT solely as a result of his status as a shareholder. Our declaration of trust provides that no shareholder will be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to us by reason of being a shareholder. Despite these facts, our legal counsel has advised us that in some jurisdictions the possibility exists that shareholders of a trust entity such as ours may be held liable for acts or obligations of the trust. While we intend to conduct our business in a manner designed to minimize potential shareholder liability, we can give no assurance that you can avoid liability in all instances in all jurisdictions. Our trustees have not provided in the past and do not intend to provide insurance covering these risks to our shareholders.

        Our declaration of trust and bylaws provide that any shareholder who violates the declaration of trust or bylaws will indemnify us and hold us harmless from and against all costs, expenses, penalties, fees and other amounts, including attorneys' and other professional fees, arising from the shareholder's violation, together with interest on such amounts.

Transactions with Affiliates

        Our declaration of trust allows us to enter into contracts and transactions of any kind with any person, including any of our trustees, officers, employees or agents or any person affiliated with them so long as the affiliate's interest in the transaction is disclosed to the trustees or shareholders and the transaction is ratified by a majority vote of either the trustees who are not interested in the transaction or the shareholders.

Voting by Shareholders

        Whenever shareholders are required or permitted to take any action by a vote, the action may only be taken by a vote at a shareholders meeting. Under our declaration of trust and bylaws, shareholders do not have the right to take any action by written consents instead of a vote at a shareholder meeting.

Restrictions on Transfer of Shares

        Our declaration of trust and bylaws contain provisions restricting the ownership and transfer of shares in certain circumstances in order to protect our status as a real estate investment trust under the Code and otherwise to promote our orderly governance. Our bylaws provide that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the total number or value of any class or series of our outstanding shares, as well as prohibit any person from beneficially or constructively owning shares if that ownership would result in us being closely held under Section 856(h) of the Code or would otherwise cause us to fail to qualify as a real estate investment trust. Our declaration of trust provides that shareholders may be required to provide our board with certain information as to their direct or indirect ownership of shares in order to allow the board to determine compliance with the Code. Under our declaration of trust, the board may refuse to permit a transfer of shares if it determines such transfer would jeopardize our status as a real estate investment trust under the Code. Our declaration also provides that any transfer of shares, options, warrants or other securities convertible into shares that would create a direct or indirect beneficial owner of shares representing more than 9.8% of the total number or value of any class or series of our outstanding shares shall be deemed void ab initio, and the intended transferee deemed never to have had an interest in the shares. Further, under our declaration of trust, the board may purchase from any shareholder such shareholder's shares in excess of 9.8% of the total number or value of any class or series of our outstanding shares. The purchase price for any shares so purchased shall be determined by the price of the shares on the principal exchange on which they are then traded or, if no such price is available, then the purchase price shall be equal to the net asset value of such shares as determined by our board in accordance with applicable law.

        Our board, however, in its discretion, may exempt a proposed transferee from the share ownership limitation if, in its discretion, it determines (1) the ownership of shares by such person would not result in our being closely held under Section 856(h) of the Code or our otherwise failing to qualify as a real estate investment trust; (2) such person does not and will not own, actually or constructively, an interest in one of our tenants (or a tenant of any entity which we own or control) that would cause us to own, actually or constructively, more than a 9.8% interest in the tenant; (3) the ownership of shares in excess of the ownership limit pursuant to the exception requested would not cause a default under the terms of any contract to which we or any of our subsidiaries are party or reasonably expects to become a party and (4) the ownership of shares in excess of the ownership limit is in our best interest. In connection with any requested exemption, our board may require such rulings from the IRS or opinions of counsel as it deems advisable in order to determine or ensure our status as a real estate investment trust and such representations, undertakings and agreements it deems advisable in order for it to make the foregoing determinations.

        In determining whether to grant an exemption, our board may, but need not, consider, among other factors, the following:

  •
  the general reputation and moral character of the person requesting an exemption;

  •
  whether the person's ownership of shares would be direct or through ownership attribution;

  •
  whether the person's ownership of shares would interfere with the conduct of our business, including our ability to acquire additional properties, additional investments in issuers currently invested in us or other issuers;

  •
  whether granting an exemption would adversely affect any of our existing contractual arrangements;

  •
  whether the person requesting an exemption has been approved as an owner by all regulatory or other governmental authorities that have jurisdiction over us; and

  •
  whether the person requesting an exemption is attempting a change of control or to affect our policies in a way in which the board, in its discretion, considers adverse to our or our shareholders' best interests.

        If a person attempts a transfer of our shares in violation of the ownership limitations described above, then the board is authorized and empowered to deem that number of shares which would cause the violation (a) to be automatically transferred to a charitable trust for the exclusive benefit of one or more charitable beneficiaries designated by us or (b) to the fullest extent provided by law, to be void ab initio. A transfer to the chartable trust will be deemed to be effective as of the close of business on the business day prior to the date of the board's determination to have such transfer occur or at such other time determined by the board. The prohibited owner will not acquire any rights in these excess shares, will not benefit economically from ownership of any excess shares, will have no rights to distributions, will not possess any rights to vote and, to the extent permitted by law, will have no claim or other recourse against the purported transferor of such shares. Subject to Maryland law, the trustee of the charitable trust will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary.

However, if we have already taken irreversible trust action, then the trustee will not have the authority to rescind and recast the vote.

        Unless otherwise directed by the board, within 20 days after receiving notice from us that our shares have been transferred to a charitable trust, or as soon thereafter as is practicable, the trustee will sell the shares and related rights held in the charitable trust to a person designated by the trustee whose ownership of the shares will not violate the ownership limitations set forth in our bylaws. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

  •
  The prohibited owner will receive the lesser of:

  (1)
  the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the charitable trust, for example, a gift, devise or other similar transaction, the market price (as defined in our bylaws) of the shares on the day of the event causing the shares to be transferred to the charitable trust, less our and the charitable trustee's costs, expenses and compensation described below; and

  (2)
  the net sales proceeds received by the trustee from the sale of the shares held in the charitable trust.

  •
  Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary, less the costs, expenses and compensation of the charitable trust and trustee.

        If, prior to our discovery that shares have been transferred to the charitable trust, a prohibited owner sells those shares, then:

  (1)
  those shares will be deemed to have been sold on behalf of the charitable trust; and

  (2)
  to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by a trustee, the prohibited owner must pay the excess to the trustee upon demand.

        Also, shares held in the charitable trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

  (1)
  the price per share in the transaction that resulted in the transfer to the charitable trust or, in the case of a devise, gift or similar transaction, the market price per share on the day of the event causing that transfer; and

  (2)
  the market price on the date we or our designee accepts the offer, in either case less our and the charitable trustee's costs, expenses and compensation described below.

        We will have the right to accept the offer until the trustee has sold the shares held in the charitable trust. The net proceeds of the sale to us will be distributed similar to any other sale by a trustee.

        Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of any shares that will or may violate the foregoing share ownership limitations, or any person who would have owned shares that resulted in a transfer to a charitable trust, is required to immediately give written notice to us of such event, or in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and to provide to us such other information as we may request.

        Every owner of 5% or more of any class or series of our shares is required to give written notice to us within 30 days after the end of each taxable year, and also within three business days after we so request, stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. An owner who holds our shares as nominee for another person whom is required to include distributions on our shares in his or her gross income (the actual owner) is required to give written notice to us stating the name and address of the actual owner and the number of each class and series of our shares of the actual owner with respect to whom the holder of our shares is nominee. Each such shareholder and each such actual owner is required to provide us with any additional information that we may request in order to determine our status as a real estate investment trust, to determine our compliance with other applicable laws or requirements of any governmental authority or to ensure compliance with the foregoing share ownership limitations. In addition, each shareholder is required to provide us with such information as we may request, in good faith, in order to determine our status as a real estate investment trust, to determine our compliance with other applicable laws or requirements of any governmental authority and compliance with such share ownership limitations.

        Our bylaws provide that the trustee of the charitable trust is entitled to compensation, as approved by our board, and is entitled to be indemnified for its costs and expenses reasonably incurred in connection with conducting its duties and satisfying its obligations under our bylaws. Any such compensation, costs and expenses may be funded from the charitable trust or by us and, if funded by us, we are entitled to reimbursement on a first priority basis from the charitable trust. We are also entitled, without limiting a shareholder's other obligations under our declaration of trust and bylaws, to collect from the charitable trust our costs and expenses incurred in the process of enforcing the ownership limitations contained in our bylaws.

        The restrictions in our declaration of trust described above will not preclude settlement of any transaction entered into through the facilities of the New York Stock Exchange. The restrictions in our bylaws described above will not preclude the settlement of any transaction entered into through the facilities of any national securities exchange or automated inter-dealer quotation system. Our bylaws provide, however, that the fact that the settlement of any transaction takes place will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

Regulatory Compliance and Disclosure

        Our bylaws provide that any shareholder who, by virtue of such shareholder's ownership of our shares of beneficial interest or actions taken by the shareholder affecting us, triggers the application of any requirement or regulation of any federal, state, municipal or other governmental or regulatory body on us or any of our subsidiaries shall promptly take all actions necessary and fully cooperate with us to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting our business, assets, operations or prospects or any of our subsidiaries. If the shareholder fails or is otherwise unable to promptly take such actions so to cause satisfaction of such requirements or regulations, such shareholder shall promptly divest a sufficient number of our shares necessary to cause the application of such requirement or regulation to not apply to us or any of our subsidiaries. If the shareholder fails to cause such satisfaction or divest itself of such sufficient number of our shares by not later than the 10th day after triggering such requirement or regulation referred to in the bylaws, then any of our shares beneficially owned by such shareholder at and in excess of the level triggering the application of such requirement or regulation shall, to the fullest extent permitted by law, be deemed to constitute shares held in violation of the ownership limitations set forth in the bylaws. Also, our bylaws provide that if the shareholder who triggers the application of any regulation or requirement fails to satisfy the requirements or regulations or to take curative actions within such 10 day period, we may take all other actions which the board deems appropriate to require compliance or to preserve the value of our assets; and we may charge the offending shareholder for our costs and expenses as well as any damages which may result.

        Our bylaws also provide that if a shareholder, by virtue of such shareholder's ownership of our shares of beneficial interest or its receipt or exercise of proxies to vote shares owned by other shareholders, would not be permitted to vote such shareholder's shares or proxies for such shares in excess of a certain amount pursuant to applicable law but the board determines that the excess shares or shares represented by the excess proxies are necessary to obtain a quorum, then such shareholder shall not be entitled to vote any such excess shares or proxies, and instead such excess shares or proxies may, to the fullest extent permitted by law, be voted by the Advisor (as defined in our declaration of trust) or another person designated by the board, in proportion to the total shares otherwise voted on such matter.

Business Combinations

        The MGCL contains a provision which regulates business combinations with interested shareholders. This provision applies to Maryland REITs like us. Under the MGCL, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland REIT and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the MGCL the following persons are deemed to be interested shareholders:

  •
  any person who beneficially owns 10% or more of the voting power of the trust's shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust.

        After the five-year prohibition period has ended, a business combination between a trust and an interested shareholder must be recommended by our board and must receive the following shareholder approvals:

  •
  the affirmative vote of at least 80% of the votes entitled to be cast; and

  •
  the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate or associate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        The shareholder approvals discussed above are not required if the trust's shareholders receive the minimum price set forth in the MGCL for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares.

        The foregoing provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by the board of the trust prior to the time that the interested shareholder becomes an interested shareholder. A person is not an interested shareholder under the MGCL if the board approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board may provide that its approval is subject to compliance with any terms and conditions determined by the board. Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Control Share Acquisitions

        The MGCL contains a provision which regulates control share acquisitions. This provision also applies to Maryland REITs. The MGCL provides that control shares of a Maryland REIT acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by trustees who are employees of the trust are excluded from shares entitled to vote on the matter. Control shares are voting shares which, if aggregated with all other shares previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third;

  •
  one-third or more but less than a majority; or

  •
  a majority or more of all voting power.

        Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel our board to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the MGCL, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute of the MGCL does not apply to the following:

  •
  shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction; or

  •
  acquisitions approved or exempted by a provision in the declaration of trust or bylaws of the trust adopted before the acquisition of shares.

        Our declaration of trust provides that we have elected not to be governed by these provisions of the MGCL.

Rights Plan

        In May 1997, our board adopted a shareholders' rights plan which provided for the distribution of one junior participating preferred share purchase right for each common share. Each right entitled the holder to purchase 1/100th of a junior participating preferred share (or in certain circumstances, to receive cash, property, common shares or our other securities) at an exercise price of $100 per 1/100th of a junior participating preferred share.

        Our board renewed the shareholders' rights plan on May 15, 2007. The terms of the renewed plan supersede and replace the 1997 plan in its entirety.

        The renewed plan provides for the distribution of a one common share purchase right or each common share. Each right entitles the registered holder to purchase one common share (or, in certain circumstances, to receive cash, property or other securities), at a purchase price of $150 per common share, subject to adjustment.

        The rights are initially attached to all certificates representing common shares. Subject to certain exceptions specified in the plan, the rights will separate from the common shares upon a rights distribution date which is the earlier of (1) 10 business days following a public announcement by us that a person or group of affiliated or associated persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares (such person or group of affiliated or associated persons being referred to as an acquiring person) or (2) 10 business days following the commencement of a tender offer or exchange offer that, if consummated, would result in a person or group becoming an acquiring person. In each instance, the board, with the concurrence of the continuing trustees (as described below), may determine that the distribution date will be a date later than 10 days following the applicable announcement or commencement date.

        Until they separate from the common shares, the rights will be evidenced by the certificates for common shares, if any, and will be transferred with and only with such common shares. The surrender for transfer of any certificates for common shares outstanding will also constitute the transfer of the rights associated with the common shares evidenced by such certificates.

        The rights are not exercisable until a rights distribution date and will expire at the close of business on May 15, 2017, unless earlier redeemed or exchanged by us as described below. Until a right is exercised, the holder thereof, as such, has no rights as a shareholder of us, including the right to vote or to receive dividends.

        Upon the occurrence of a "flip-in event", each holder of a right will have the ability to exercise it and receive common shares (or, in certain circumstances, receive cash, property or other securities) having a value equal to two times the exercise price of the right. Notwithstanding the foregoing, following the occurrence of a "flip-in event", all rights that are or were held by an acquiring person (or by certain related parties of the acquiring person or by certain transferees of the acquiring person or certain related parties) will be void in several circumstances described in the rights agreement. Rights will not be exercisable following the occurrence of any "flip-in event" until the rights are no longer redeemable by us as set forth below. A "flip-in event" occurs when a person or group of affiliated or associated persons has acquired, or has obtained the right to acquire, beneficial ownership of 10% or more of the outstanding common shares pursuant to any transaction other than a tender or exchange offer for all outstanding common shares on terms which a majority of our independent trustees determine to be fair to our shareholders and otherwise in the best interests of us and our shareholders.

        A "flip-over event" occurs when, at any time on or after the announcement of a share acquisition which will result in a person or group becoming an acquiring person, we take part in a merger or other business combination transaction (other than certain mergers that follow a fair offer) in which we are not the surviving entity or the common shares are changed or exchanged (with certain exceptions described in the plan) or 50% or more of our assets or earning power is sold or transferred. Upon the occurrence of a "flip-over event" each holder of a right (except rights which previously have been voided, as set forth above) will have the option to exchange their right for a number of shares of common stock of the acquiring company having a value equal to two times the exercise price of the right.

        The purchase price and the number of common shares (or the amount of cash, property or other securities) issuable upon exercise of the rights are subject to adjustment from time to time to prevent dilution. With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least 1% of the purchase price. We will make a cash payment in lieu of any fractional shares resulting from the exercise of any right.

        We have 10 business days from the date of an announcement of a share acquisition which will result in a person or group becoming an acquiring person to redeem the rights in whole, but not in part, at a price of $.001 per right, payable, at our option in cash, common shares or other consideration as our board may determine. Immediately upon the effectiveness of the action of our board (with, in certain circumstances, the concurrence of continuing trustees) ordering redemption of the rights, the rights will terminate and the only right of the holders of rights will be to receive the redemption price.

        For purposes of the plan, "continuing trustees" means any member of the board who was a member of the board immediately prior to the date of adoption of the renewed plan, and any person who is subsequently elected to the board if such person is recommended or approved by a majority of the continuing trustees, but does not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative or nominee of an acquiring person or of any affiliate or associate of an acquiring person.

        The provisions of the plan may be amended by our board prior to the rights distribution date. After the distribution date, the provisions of the plan may be amended by our board only in order to:

  •
  cure ambiguities, defects or inconsistencies;

  •
  make changes which do not adversely affect the interests of holders of rights (excluding the interests of acquiring persons and certain other related parties); or

  •
  to shorten or lengthen any time period under the plan.

        However, no amendment, other than to cure ambiguities, defects or inconsistencies, is permitted to be made by our board at such time as the rights are not redeemable. In certain circumstances, amendments to the plan by our board require the concurrence of the continuing trustees.

Amendment to our Declaration of Trust, Dissolution and Mergers

        Under the Maryland REIT Law, a REIT generally cannot dissolve, amend its declaration of trust or merge, unless these actions are approved by at least two-thirds of all shares entitled to be cast on the matter. The Maryland REIT Law allows a trust's declaration of trust to set a lower percentage, so long as the percentage is not less than a majority. Our declaration of trust provides for approval of an amendment of the declaration of trust (except amendments to certain provisions of the declaration of trust) by a majority of shares entitled to vote on these actions provided the amendment in question has been approved by a two-thirds vote of our board. Under the Maryland REIT Law, a declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits this type of action by our board. Our declaration of trust also permits our board to effect changes in our unissued shares, as described more fully above. In addition, as permitted by the Maryland REIT Law, our declaration of trust provides that a majority of our entire board, without action by the shareholders, may amend our declaration of trust to change the name or other designation or the par value of any class or series of our preferred shares and the aggregate par value of our preferred shares.

Anti-Takeover Effect of Maryland Law and of our Declaration of Trust and Bylaws

        The following provisions in our declaration of trust and bylaws and in Maryland law could delay or prevent a change in our control:

  •
  the limitation on ownership and acquisition of more than 9.8% of our shares;

  •
  the classification of our board into classes and the election of each class for three-year staggered terms;

  •
  the requirement of a two-thirds majority vote of shareholders for removal of our trustees;

  •
  the fact that the number of our trustees may be fixed only by vote of our board, that a vacancy on our board may be filled only by the affirmative vote of a majority of our remaining trustees and that our shareholders are not entitled to act without a meeting;

  •
  the provision that only our board may call meetings of shareholders;

  •
  the advance notice requirements for shareholder nominations for trustees and other proposals; and

  •
  the power of our board to authorize and to cause us to issue additional shares, including additional classes of shares with rights defined at the time of issuance, without shareholder approval.

SELLING SECURITY HOLDERS

        Information about selling security holders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

Sales by Us

        We and/or the HPT Capital Trusts may sell the offered securities (a) through underwriters or dealers, (b) directly to purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods. The prospectus supplement will include the following information:

  •
  the terms of the offering;

  •
  the names of any underwriters or agents;

  •
  the name or names of any managing underwriter or underwriters;

  •
  the purchase price of the securities;

  •
  the net proceeds from the sale of the securities;

  •
  any delayed delivery arrangements;

  •
  any underwriting discounts, commissions and other items constituting underwriters' compensation;

  •
  any initial public offering price;

  •
  any discounts or concessions allowed or reallowed or paid to dealers; and

  •
  any commissions paid to agents.

        If underwriters are used in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

        In order to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the securities for their account. In addition, to cover over-allotments or to stabilize the price of the shares, the underwriters may bid for, and purchase, shares in the open market. Finally, an underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed shares in transactions to cover syndicate short positions, in stabilization transactions, or otherwise. Any of these activities may stabilize or maintain the market price of the offered securities above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        Some or all of the securities that we or the HPT Capital Trusts offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we or the HPT Capital Trusts sell securities for public offering and sale may make a market in those securities, but they will not be obligated to and they may discontinue any market making at any time without notice. Accordingly, neither we nor the HPT Capital Trusts can assure you of the liquidity of, or continued trading markets for, any securities offered pursuant to this prospectus.

        If dealers are used in the sale of securities, we and/or the HPT Capital Trusts will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We and/or the HPT Capital Trusts will include in the prospectus supplement the names of the dealers and the terms of the transaction.

        We and/or the HPT Capital Trusts may sell the securities directly. In this case, no underwriters or agents would be involved. We and/or the HPT Capital Trusts may also sell the securities through agents designated from time to time. In the prospectus supplement, we and/or the HPT Capital Trusts will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we and/or the HPT Capital Trusts inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

        We and/or the HPT Capital Trusts may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We and/or the HPT Capital Trusts will describe the terms of any such sales in the prospectus supplement.

        If we and/or the HPT Capital Trusts so indicate in the prospectus supplement, we and/or the HPT Capital Trusts may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

        We and/or the HPT Capital Trusts may have agreements with the agents, dealers and underwriters to indemnify them against specified liabilities, including liabilities under the federal securities laws or to contribute to the payments that the agents, dealers or underwriters may be required to make in respect of those liabilities. Indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments that the agents, dealers or underwriters may be required to make in respect of those liabilities. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

        Each underwriter, dealer and agent participating in the distribution of any of the securities that are issuable in bearer form will agree that it will not offer, sell or deliver, directly or indirectly, securities in bearer form in the United States or to United States persons, other than qualifying financial institutions, during the restricted period, as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7).

Sales by Selling Security Holders

        The selling security holders may resell or redistribute the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions, or in any other legal manner, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. Persons who are pledgees, donees, transferees, or other successors in interest of any of the named selling security holders (including but not limited to persons who receive securities from a named selling security holder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus) may also use this prospectus and are included when we refer to "selling security holders" in this prospectus. The selling security holders may sell the securities by one or more of the following methods, without limitation:

  •
  block trades (which may include cross trades) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

  •
  purchases by a broker or dealer as principal and resale by the broker or dealer for its own account;

  •
  an exchange distribution or secondary distribution in accordance with the rules of any stock exchange on which the securities may be listed;

  •
  ordinary brokerage transactions and transactions in which the broker solicits purchases;

  •
  an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are listed or to or through a market maker other than on that stock exchange;

  •
  privately negotiated transactions, directly or through agents;

  •
  short sales;

  •
  through the writing of options on the securities, whether or not the options are listed on an options exchange;

  •
  through the distribution of the securities by any security holders to its partners, members or stockholders;

  •
  one or more underwritten offerings;

  •
  agreements between a broker or dealer and any security holder to sell a specified number of the securities at a stipulated price per share; and

  •
  any combination of any of these methods of sale or distribution, or any other method permitted by applicable law.

        The selling security holders may also transfer the securities by gift.

        The selling security holders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling security holder. Broker-dealers may agree with a selling security holder to sell a specified number of the securities at a stipulated price per share. If the broker-dealer is unable to sell securities acting as agent for a selling security holder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

        From time to time, one or more of the selling security holders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. The pledgees, secured parties or persons to whom the securities have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling security holders. The number of a selling security holder's securities offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling security holder's securities will otherwise remain unchanged. In addition, a selling security holder may, from time to time, sell the securities short, and, in those instances, this prospectus may be delivered in connection with the short sales and the securities offered under this prospectus may be used to cover short sales.

        The selling security holders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.

        A selling security holder may enter into hedging transactions with broker-dealers, and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling security holder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling security holder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling security holder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

        The selling security holders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the related rules and regulations adopted by the SEC, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling security holders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling security holders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

        We may agree to indemnify the selling security holders and their respective officers, directors, employees and agents, and any underwriter or other person who participates in the offering of the securities, against specified liabilities, including liabilities under the federal securities laws or to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify us, the other selling security holders and any underwriter or other person who participates in the offering of the securities, against specified liabilities arising from information provided by the selling security holders for use in this prospectus or any accompanying prospectus supplement, including liabilities under the federal securities laws. In each case, indemnification may include each person who is an affiliate of or controls one of these specified indemnified persons within the meaning of the federal securities laws or is required to contribute to payments the underwriters may be required to make in respect of those liabilities. The selling security holders may agree to indemnify any brokers, dealers or agents who participate in transactions involving sales of the securities against specified liabilities arising under the federal securities laws in connection with the offering and sale of the securities.

        We will not receive any proceeds from sales of any securities by the selling security holders.

        We cannot assure you that the selling security holders will sell all or any portion of the securities offered hereby.

        To the extent required by Rule 424 under the Securities Act in connection with any resale or redistribution by a selling security holder, we will file a prospectus supplement setting forth:

  •
  the aggregate number of securities to be sold;

  •
  the purchase price;

  •
  the public offering price;

  •
  if applicable, the names of any underwriter, agent or broker-dealer; and

  •
  any applicable commissions, discounts, concessions, fees or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular transaction (which may exceed customary commissions or compensation).

        If a selling security holder notifies us that a material arrangement has been entered into with a broker-dealer for the sale of securities through a block trade, special offering, exchange, distribution or secondary distribution or a purchase by a broker or dealer, the prospectus supplement will include any other facts that are material to the transaction. If applicable, this may include a statement to the effect that the participating broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus.

VALIDITY OF THE OFFERED SECURITIES

        Sullivan & Worcester LLP, as to certain matters of Massachusetts and New York law, and Venable LLP, as to certain matters of Maryland law, will pass upon the validity of the offered securities for us. Sullivan & Worcester LLP also represents RMR, our manager, and certain of its affiliates on various matters.

EXPERTS

        Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Current Report on Form 8-K dated August 21, 2009, and the effectiveness of our internal control over financial reporting as of December 31, 2008, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements and schedule are incorporated by reference in reliance on Ernst & Young LLP's reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information on file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. This prospectus is part of a registration statement and does not contain all of the information set forth in the registration statement. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at www.sec.gov or by accessing our internet site at www.hptreit.com. Website addresses are included in this prospectus as textual references only and the information in such websites is not incorporated by reference into this prospectus or related registration statement.

        Our common shares are traded on the NYSE under the symbol "HPT," and you can review similar information concerning us at the office of the NYSE at 20 Broad Street, New York, New York 10005.

DOCUMENTS INCORPORATED BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Statements in this prospectus regarding the contents of any contract or other document may not be complete. You should refer to the copy of the contract or other document filed as an exhibit to the registration statement. Later information filed with the SEC will update and supersede information we have included or incorporated by reference in this prospectus.

        We incorporate by reference the documents listed below and any filings made after the date of the initial filing of the registration statement of which this prospectus is a part made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the offering of the securities made by this prospectus is completed or terminated:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed on March 2, 2009, as amended by our Form 10-K/A filed on April 17, 2009;

  •
  our Quarterly Reports on Form 10-Q for fiscal quarters ended March 31, 2009, filed on May 11, 2009, and June 30, 2009, filed on August 6, 2009;

  •
  our Current Reports on Form 8-K dated January 9, 2009, February 6, 2009, April 13, 2009, May 18, 2009, June 18, 2009, August 7, 2009, August 11, 2009 and August 21, 2009;

  •
  the information identified as incorporated by reference under Items 10, 11, 12, 13 and 14 of Part III of our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, from our definitive Proxy Statement for our Annual Meeting of Shareholders filed March 30, 2009;

  •
  the description of our common shares contained in our registration statement on Form 8-A dated August 14, 1995;

  •
  the description of our 8.875% Series B Cumulative Redeemable Preferred Shares contained in our registration statement on Form 8-A dated December 6, 2002;

  •
  the description of our 7% Series C Cumulative Redeemable Preferred Shares contained in our registration statement on From 8-A dated February 16, 2007; and

  •
  the description of our common share purchase rights contained in our registration statement on Form 8-A dated May 16, 2007.

        We will provide you with a copy of the information we have incorporated by reference, excluding exhibits other than those which we specifically incorporate by reference in this prospectus. You may obtain this information at no cost by writing or telephoning us at: 400 Centre Street, Newton, Massachusetts 02458, (617) 964-8389, Attention: Investor Relations.

 STATEMENT CONCERNING LIMITED LIABILITY

        THE AMENDED AND RESTATED DECLARATION OF TRUST ESTABLISHING HOSPITALITY PROPERTIES TRUST, DATED AUGUST 21, 1995, A COPY OF WHICH, TOGETHER WITH ALL AMENDMENTS AND SUPPLEMENTS THERETO, IS DULY FILED IN THE OFFICE OF THE STATE DEPARTMENT OF ASSESSMENTS AND TAXATION OF MARYLAND, PROVIDES THAT THE NAME "HOSPITALITY PROPERTIES TRUST" REFERS TO THE TRUSTEES UNDER THE DECLARATION OF TRUST, AS SO AMENDED AND SUPPLEMENTED, COLLECTIVELY AS TRUSTEES, BUT NOT INDIVIDUALLY OR PERSONALLY, AND THAT NO TRUSTEE, OFFICER, SHAREHOLDER, EMPLOYEE OR AGENT OF HOSPITALITY PROPERTIES TRUST SHALL BE HELD TO ANY PERSONAL LIABILITY, JOINTLY OR SEVERALLY, FOR ANY OBLIGATION OF, OR CLAIM AGAINST, HOSPITALITY PROPERTIES TRUST. ALL PERSONS DEALING WITH HOSPITALITY PROPERTIES TRUST, IN ANY WAY, SHALL LOOK ONLY TO THE ASSETS OF HOSPITALITY PROPERTIES TRUST FOR THE PAYMENT OF ANY SUM OR THE PERFORMANCE OF ANY OBLIGATION.

11,000,000 Shares

    7.125% Series D Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

PROSPECTUS  SUPPLEMENT

Wells Fargo Securities
Citigroup
Morgan Stanley
UBS Investment Bank
RBC Capital Markets
BB&T Capital Markets
Morgan Keegan

January 13, 2012